UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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HIGHWOODS PROPERTIES, INC.
(Name of Registrant as Specified in its Charter)

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________________________________________________________________________________________________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 13, 2010
________________________________________________________________________________________________________________________________________

You are cordially invited to attend the annual meeting of stockholders of Highwoods Properties, Inc. on Thursday, May 13, 2010, at 11:00 a.m., on the 2nd floor of our corporate headquarters building located at 3100 Smoketree Court, Raleigh, North Carolina 27604.  The principal purposes of this meeting are to elect six directors, ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2010, act on a proposal to amend our employee stock purchase plan and transact such other business as may properly come before the meeting or any adjournments, assuming the presence of a quorum. Only stockholders of record at the close of business on March 2, 2010 will be entitled to vote at the meeting and any adjournments or postponements.

On April 2, 2010, we expect to mail our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our 2009 Annual Report, and how to vote online.

Whether or not you plan to attend the meeting, your vote is very important, and we encourage you to vote promptly. You may vote via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding all three methods offered for voting will be contained in the proxy card or Notice of Internet Availability of Proxy Materials. If you execute a proxy by telephone, over the Internet or by mailing in a proxy card, but later decide to attend the meeting in person, or for any other reason desire to revoke your proxy, you may do so at any time before your proxy is voted.

BY ORDER OF THE BOARD OF DIRECTORS
JEFFREY D. MILLER
Vice President, General Counsel and Secretary

HIGHWOODS PROPERTIES, INC.
3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604
_________________________________________________________________________________________________________________________________________

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 13, 2010
_________________________________________________________________________________________________________________________________________

This proxy statement is being furnished to stockholders of Highwoods Properties, Inc. in connection with the solicitation of proxies for use at our annual meeting of stockholders on Thursday, May 13, 2010, at 11:00 a.m., on the 2nd floor of our corporate headquarters building located at 3100 Smoketree Court, Raleigh, North Carolina 27604. The purposes of the meeting are set forth in the notice of meeting. This solicitation is made on behalf of our Board of Directors.

Holders of record of shares of our common stock as of the close of business on the record date, March 2, 2010, are entitled to vote at the meeting. The outstanding common stock constitutes the only class of securities entitled to vote at the meeting and each share of common stock entitles the holder to one vote. At the close of business on the record date, there were 71,486,409 shares of common stock issued and outstanding.

On April 2, 2010, we expect to mail our stockholders a Notice of Internet Availability of Proxy Materials, which will indicate how to access our proxy materials on the Internet, in connection with the solicitation of proxies by our Board for use at the meeting and any adjournments or postponements. On the date of mailing, we will make our proxy statement and 2009 Annual Report publicly available on the Internet according to the instructions provided in the Notice of Internet Availability of Proxy Materials.

If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials except upon request. Instead, the notice will instruct you how to access and review all of the important information contained in the proxy materials online. The notice will also instruct you as to how you may submit your proxy over the Internet or by telephone. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the notice.

The presence, in person or by proxy, of holders of at least a majority of the total number of shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes will count toward the presence of a quorum. Proposal One, the election of each of the nominees for director, requires the vote of a plurality of all of the votes cast at the meeting. Proposal Two, the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2010, requires the affirmative vote of a majority of the votes cast on the proposal. With respect to Proposals One and Two, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.  Proposal Three, a proposal to amend our employee stock purchase plan, requires the affirmative vote of the holders of a majority of our outstanding common stock.  With respect to Proposal Three, abstentions and broker non-votes will have the same effect as votes against the proposal.

Under a rule amendment adopted by the New York Stock Exchange for stockholder meetings held on or after January 1, 2010, brokerage firms and nominees are no longer allowed to vote shares held in their clients’ accounts on uncontested elections of directors unless you have provided voting instructions (it will continue to be the case that brokers and nominees cannot vote their clients’ shares in contested director elections). Consequently, if you want your shares voted on your behalf with respect to the election of directors, you must provide voting instructions. Voting on matters presented at stockholder meetings, particularly the election of directors, is the primary method for stockholders to influence the direction taken by a publicly-traded company.

Please vote by telephone or over the Internet as indicated in the Notice of Internet Availability of Proxy Materials. Alternatively, you may complete, sign, date and return the proxy card available on the Internet or in the accompanying proxy materials. If you hold your shares through a bank, broker or other nominee, they will give you separate voting instructions. Shares of common stock represented by a properly executed proxy received prior to the vote at the meeting and not revoked will be voted at the meeting as directed on the proxy.  Where no specification is made on a properly executed form of proxy, the shares will be voted FOR the election of all nominees for director, FOR the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2010, FOR the proposal to amend our employee stock purchase plan and FOR authorization of the proxy to vote upon such other business as may properly come before the meeting and any adjournments or postponements.

PROPOSAL ONE:
ELECTION OF DIRECTORS

The Board currently consists of eight members. At our 2008 annual meeting of stockholders, our stockholders approved a Board-proposed amendment to our charter to declassify the Board and provide for the annual election of directors commencing with the annual meeting of stockholders to be held in 2009. This amendment did not affect the unexpired three-year term of directors elected in 2008.  The terms of office for Gene H. Anderson, Edward J. Fritsch, David J. Hartzell, Lawrence S. Kaplan, Sherry A. Kellett and L. Glenn Orr, Jr. will expire at this meeting.  Messrs. Anderson, Fritsch, Hartzell, Kaplan and Orr and Ms. Kellett have been nominated as directors to hold office until the 2011 annual meeting of stockholders and until their successors are elected and qualified.  The Board recommends a vote FOR each of the nominees as directors to hold office until the expiration of the term for which they have been nominated and until their successors are elected and qualified.  Should any one or more of these nominees become unable to serve for any reason, the Board may designate substitute nominees, in which event the person named in the enclosed proxy will vote for the election of such substitute nominee or nominees, or reduce the number of directors on the Board.

Nominees for Election to Term Expiring 2011

Gene H. Anderson, 64, has been a director and senior vice president since our combination with Anderson Properties, Inc. in February 1997 and served as regional manager for our Atlanta and Triad operations until his retirement on June 30, 2009. Mr. Anderson was president of Anderson Properties, Inc. from 1978 to February 1997. Mr. Anderson is a past president of the Georgia chapter of the National Association of Industrial and Office Properties and is a past national board member of the National Association of Industrial and Office Properties. The Board recommends a vote FOR Mr. Anderson given his in-depth experience in acquiring, developing and operating real estate assets, his knowledge of our operations resulting from serving as an executive officer of our company for more than 10 years and the breadth of his contacts throughout the real estate industry.

Edward J. Fritsch, 51, has been a director since January 2001. Mr. Fritsch became our Chief Executive Officer in July 2004 and our President in December 2003. Prior to that, Mr. Fritsch was our Chief Operating Officer from January 1998 to July 2004 and was a Vice President and Secretary from June 1994 to January 1998. Mr. Fritsch joined our predecessor company in 1982 and was a partner of that entity at the time of our initial public offering in June 1994. Mr. Fritsch is a member of the NAREIT board of governors, and its audit committee, director and president of the YMCA of the Triangle, trustee of the North Carolina Symphony, director of Capital Associated Industries, Inc., member of Wachovia Bank’s central region advisory board and past chair of the University of North Carolina board of visitors. The Board recommends a vote FOR Mr. Fritsch given his strategic leadership skills, his experience in acquiring, developing and operating real estate assets and his role as our Chief Executive Officer.

David J. Hartzell, Ph.D., 54, has been a director since February 2009.  Dr. Hartzell is a Distinguished Professor in Real Estate at the University of North Carolina’s Kenan-Flagler Business School.  Prior to joining the University of North Carolina in 1988, Dr. Hartzell was a vice president at Salomon Brothers Inc., a research associate for The Urban Institute and a financial economist for the U.S. Office of the Comptroller of Currency.  He is a former president of the American Real Estate and Urban Economics Association. The Board recommends a vote FOR Mr. Hartzell given his expertise related to the construction of institutional real estate portfolios, real estate finance and mortgage-backed securities and his experience in real estate investment banking.

Lawrence S. Kaplan, 67, has been a director since November 2000. Mr. Kaplan is a certified public accountant and retired in 2000 as a partner from Ernst & Young LLP where he was the national director of that firm’s REIT Advisory Services group. Mr. Kaplan has served on the NAREIT board of governors and has been actively involved in REIT legislative and regulatory matters. Mr. Kaplan is a director and audit committee chairman of Feldman Mall Properties, Inc., a publicly-traded mall REIT.  Mr. Kaplan previously served as a director of Maguire Properties, Inc., a publicly-traded office REIT. The Board recommends a vote FOR Mr. Kaplan given his expertise in tax and accounting matters affecting REITs, his background as a certified public accountant and his experience serving on the boards of a variety of publicly-traded REITs.

Sherry A. Kellett, 65, has been a director since November 2005.  Ms. Kellett is a certified public accountant and served as senior executive vice president and corporate controller of BB&T Corporation from 1995 until her retirement in August 2003. Ms. Kellett served as corporate controller of Southern National Corporation from 1991 until 1995 when it merged with BB&T Corporation.  Ms. Kellett previously held several positions at Arthur Andersen & Co.  Ms. Kellett is a director of MidCountry Financial Corp., a private financial services holding company based in Macon, GA, and is a director of Medical Properties Trust, Inc., a publicly-traded medical office REIT. The Board recommends a vote FOR Ms. Kellett given her experience leading the accounting department of a major financial institution, her background as a certified public accountant, her experience serving on the boards of a financial services company and another publicly-traded REIT and her risk assessment and financial reporting expertise.

L. Glenn Orr, Jr., 69, has been a director since February 1995.  Mr. Orr has been president and chief executive officer of Orr Holdings, LLC since 2007 and was the managing director of The Orr Group from 1995 to 2007.  Mr. Orr had served as president and chief executive officer of The Orr Group from 1995 to 2006. Mr. Orr was chairman of the board of directors, president and chief executive officer of Southern National Corporation from 1990 until its merger with BB&T Corporation in 1995. He previously served as president and chief executive officer of Forsyth Bank and Trust Co., president of Community Bank in Greenville, S.C. and president of the North Carolina Bankers Association. Mr. Orr is a member of the boards of directors of Medical Properties Trust, Inc., a publicly-traded medical office REIT, General Parts International, Inc., a national auto parts distributor, and Broyhill Management Fund, an investment firm, and he is a past chairman of the Wake Forest University board of trustees. The Board recommends a vote FOR Mr. Orr given his expertise in finance, capital markets and strategic transactions, his experience as chief executive officer and board chairman of a major financial institution and his experience serving on the boards of a variety of publicly-traded REITs.

Incumbent Directors—Term Expiring 2011

Thomas W. Adler, 69, has been a director since June 1994. Mr. Adler is chairman of Playhouse Square Real Estate Services in Cleveland, Ohio. Mr. Adler formerly served on the board of directors of the National Association of Realtors and the boards of governors of the American Society of Real Estate Counselors and NAREIT. Mr. Adler is a trustee of Cleveland State University, past national president of the Society of Industrial and Office Realtors, was actively involved in the Urban Land Institute and serves on several non-profit boards in the Cleveland area. The Board recommended Mr. Adler to serve as a director given his expertise in buying, selling and leasing real estate assets, his background as a certified real estate broker and the depth of his contacts throughout the real estate industry.

O. Temple Sloan, Jr., 71, is Chair of the Board, a position he has held since March 1994. Mr. Sloan is chairman of General Parts International, Inc. and Trail Creek Investments, Inc. He is also the lead independent director of Lowe’s Companies, Inc., is a director of Golden Corral Corporation and serves on the national executive board of the Boy Scouts of America. Mr. Sloan retired as lead independent director of Bank of America Corporation in May 2009. The Board recommended Mr. Sloan to serve as a director given his expertise in real estate, finance, capital markets and strategic transactions, his experience as founder, chief executive officer and board chairman of one of the largest privately-owned companies in North Carolina, his knowledge of our operations resulting from serving as a director of our company and its predecessors for more than 30 years and his experience serving on the boards of a variety of major, publicly-traded institutions.

CORPORATE GOVERNANCE

Board Independence, Leadership and Other Activities

Under New York Stock Exchange rules, a majority of our directors and all of the members of the audit committee and the compensation and governance committee must be independent. For a director to qualify as independent, in addition to satisfying certain bright-line criteria established by the New York Stock Exchange, the Board must affirmatively determine that the director has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us). The Board has determined that Ms. Kellett and Messrs. Adler, Hartzell, Kaplan, Orr and Sloan each satisfies the bright-line criteria and that none has a relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of the Board. The Board does not believe a lease of office space to a family business controlled by Mr. Sloan entered into in May 2008 for total over-the-term base rent of $850,000 impairs Mr. Sloan’s independence since both parties were represented by licensed real estate brokers and the terms and conditions of the lease were comparable to terms and conditions then prevailing in the competitive marketplace. In addition, none of these directors has ever served as (or is related to) an employee of our company or any of our predecessors or acquired companies or received any compensation from us or any such other entities except for compensation directly related to service as a director. Therefore, we believe that all of these directors, or three-fourths of the Board, are independent.

While Mr. Sloan, an independent director, has served as Chair of the Board since our initial public offering in 1994, the Board has no policy with respect to the separation of the positions of Chair and Chief Executive Officer. The Board believes that this issue is part of the succession planning process and that it is in our best interests for the Board to make a determination at such time in the future when Mr. Sloan is no longer a director.

The principal responsibility of the directors on our Board is to exercise their business judgment to act in what they reasonably believe to be in the best interests of our company and our stockholders.  The Board oversees our company’s overall strategic planning process, including the implementation and effectiveness of our Strategic Plan. As part of this process, our Board regularly evaluates internal attributes and external threats that could hinder us from achieving our strategic goals and adversely affect the long-term outlook for our stockholders.  While the Board oversees management’s overall processes to identify and mitigate enterprise risks and capitalize on strategic opportunities, the audit committee is responsible for overseeing the steps management takes to monitor and control financial risk exposures, including management’s risk assessment and risk management policies.

Board Meetings and Committees; Annual Meeting Attendance

The Board held four in-person meetings and three conference call meetings in 2009. At each in-person meeting of the Board, our non-management directors meet in executive session. The Chair of the Board (or, in the Chair’s absence, another independent director designated by the Chair) presides over such executive sessions. In 2009, each of the directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which the director served. The Board encourages its members to attend each annual meeting of stockholders. All of our directors attended our 2009 annual meeting.

Compensation and Governance Committee

Our compensation and governance committee currently consists of Messrs. Orr and Sloan. Mr. Orr serves as chair of the compensation and governance committee. Both members are independent directors.

The compensation and governance committee determines compensation for our executive officers and implements our non-equity and equity incentive plans. In 2009 and 2010, grants of awards to directors and executive officers under our long-term equity incentive plan were also pre-approved by the full Board based on the recommendations of the compensation and governance committee.

The committee also makes recommendations concerning Board member qualification standards, director nominees, director responsibilities and compensation, director access to management and independent advisors and management succession. Our corporate governance guidelines provide that the compensation and governance committee is responsible for reviewing with the Board, on an annual basis, the appropriate skills and characteristics of Board members as well as the composition of the Board as a whole. This assessment includes consideration as to the members’ independence, age, skills and experience in the context of the needs of the Board. The Board also seeks diversity among directors in terms of the factors listed in the preceding sentence.  The same criteria are used by the compensation and governance committee in evaluating nominees for directorship. See also “—Director Qualifications, Nominations and Evaluations.” The “Investor Relations/Governance Documents” section of our website includes an online version of the compensation and governance committee charter. Our website is located at www.highwoods.com.

The Board is responsible for reviewing any transactions that involve potential conflicts of interest involving executive officers, directors and their immediate family members. Our corporate governance guidelines provide that each director will disclose any potential conflicts of interest to the Chief Executive Officer, who will then address the matter with the Board. In that situation, the potentially conflicted director would recuse himself or herself from all discussions of the Board or any committee related to the conflict, except to the extent the Board or a committee requests the conflicted director to participate. Any vote by the Board or a committee to approve the matter or transaction giving rise to the conflict would be made only upon the approval of a majority of the disinterested directors. Our code of business conduct and ethics expressly prohibits the continuation of any conflict of interest by an employee, officer or director except under guidelines approved by the Board. Because the facts and circumstances regarding potential conflicts cannot be predicted, the Board has not adopted a written policy for evaluating conflicts of interest. In the event a conflict of interest arises, the Board will review, among other things, the facts and circumstances of the conflict, our corporate governance policies, the effects of any potential waivers of those policies, applicable state law, and New York Stock Exchange rules and regulations, and will consider the advice of counsel, before making any decisions regarding the conflict.

During 2009, the compensation and governance committee held three in-person meetings and one conference call meeting.

Director Qualifications, Nominations and Evaluations. In making any nominee recommendations to the Board, the compensation and governance committee will consider persons recommended by our stockholders so long as the recommendation is submitted to the committee prior to the date that is 120 days before the anniversary of the mailing of the prior year’s proxy statement. Nominee recommendations, together with appropriate biographical information, should be submitted to the Chair of the Compensation and Governance Committee, Highwoods Properties, Inc., 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604. The compensation and governance committee may, in its sole discretion, reject or accept any such recommendation for any reason.

The Board believes that directors who change the professional responsibilities and/or positions they held outside our company when they were elected should offer to resign from the Board. However, the Board does not believe that in every instance directors who retire or change from the positions they held when they were elected to the Board should necessarily leave the Board. There should, however, be an opportunity for the Board, through the compensation and governance committee, to review the continued appropriateness of director membership under the changed circumstances, including the anticipated ongoing value and contribution of the individual director. The Board also believes that it is in our best interests that a director offer to resign at the end of the term after such director’s 72nd birthday. Upon receipt of any such offer to resign, the compensation and governance committee will evaluate whether to accept such offer at its next regularly-scheduled meeting and provide its recommendation to the full Board, together with its recommendation for a potential replacement, if applicable. The Board further believes that each director should be generally available to respond to reasonable requests and commitments related to our company and that there is a limit to the number of public company boards of directors upon which a director may serve and meet such an availability requirement. As a result, our corporate governance guidelines provide that none of our directors may serve on more than four other public company boards of directors while serving on our Board.

The Board conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. As part of this process, the compensation and governance committee receives comments from all directors and reports annually to the Board with an assessment of the Board’s performance. This assessment is discussed with the full Board following the end of each fiscal year. The assessment focuses on the Board’s contribution to our overall success and specifically focuses on areas in which the Board believes that its performance could improve.

For information about our stock ownership guidelines, see “—Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters—Stock Ownership Guidelines.”

Compensation and Governance Committee Interlocks and Insider Participation. Neither of the members of our compensation and governance committee is a current or past employee of our company or any of our predecessors or acquired companies and each was and is an independent director. None of our executive officers currently serves, or in the past three years has served, as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on our Board or compensation and governance committee.

Compensation and Governance Committee Report. The compensation and governance committee has reviewed and discussed the Compensation Discussion and Analysis included herein with our management. Based on such review and discussions, the compensation and governance committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

Compensation and Governance Committee

L. Glenn Orr, Jr. (chair)	O. Temple Sloan, Jr.

Audit Committee

Our audit committee currently consists of Ms. Kellett and Messrs. Kaplan and Hartzell.  Mr. Kaplan serves as chair of the audit committee. Each member is an independent director and none has accepted any consulting, advisory or other compensatory fee from us other than as set forth below under “Compensation of Directors and Executive Officers – Director Compensation in 2009.” Further, the Board has determined that each of the foregoing directors is financially literate and two members, Mr. Kaplan and Ms. Kellett, both of whom are certified public accountants, are financial experts.

The audit committee approves the engagement of our independent registered public accounting firm, reviews the plans and results of the audit engagement with such firm, approves professional services provided by such firm, reviews the independence of such firm, approves audit and non-audit fees and reviews the adequacy of our internal control over financial reporting. The audit committee also oversees our internal audit and risk management functions. The “Investor Relations/Governance Documents” section of our website includes an online version of the audit committee charter.

During 2009, the audit committee held four in-person meetings and eight conference call meetings.

Audit Committee Report. The audit committee oversees the financial reporting process on behalf of the Board. Management is responsible for the company’s financial statements and the financial reporting process, including implementing and maintaining effective internal control over financial reporting and for the assessment of, and reporting on, the effectiveness of internal control over financial reporting. The company’s independent registered public accounting firm, Deloitte & Touche LLP, is responsible for expressing opinions on the conformity of the audited financial statements with accounting principles generally accepted in the United States of America and on the effectiveness of the company’s internal control over financial reporting.

In fulfilling its oversight responsibilities, the audit committee has reviewed with management and Deloitte & Touche LLP the company’s audited financial statements for the year ended December 31, 2009 and the reports on the effectiveness of the company’s internal control over financial reporting as of December 31, 2009 contained in the 2009 Annual Report.  This review included a discussion of the reasonableness of significant estimates and judgments, the clarity of disclosures in the financial statements and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including, but not limited to, those matters under Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards). The audit committee also reviewed and discussed with management and Deloitte & Touche LLP the disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Controls and Procedures” included in the 2009 Annual Report.

In addition, the audit committee received written disclosures from Deloitte & Touche LLP that are required by the applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s independence, discussed with Deloitte & Touche LLP the firm’s independence from management and the audit committee and considered the compatibility of any non-audit services rendered by Deloitte & Touche LLP on the firm’s independence.

In reliance on the reviews and discussions referred to above, prior to the filing of the company’s 2009 Annual Report with the SEC, the audit committee recommended to the Board (and the Board approved) that the audited financial statements be included in the Annual Report.

Audit Committee

Lawrence S. Kaplan (chair)	David J. Hartzell	Sherry A. Kellett

Investment Committee

Our investment committee currently consists of Messrs. Adler, Anderson, Fritsch, Hartzell and Sloan. Mr. Fritsch serves as chair of the investment committee. Pursuant to delegated authority from the Board, the investment committee has overall responsibility for acquisitions, developments, redevelopments and dispositions. The investment committee, which held six conference call meetings in 2009, generally meets on call to review and approve investment transactions.

Hedge Policy Committee

Our hedge policy committee currently consists of Messrs. Kaplan and Orr.  Pursuant to delegated authority from the Board, the hedge policy committee establishes policies regarding our interest rate risk management and reviews and approves interest rate hedge contracts.  Both members are independent.  The hedge policy committee held no meetings in 2009.

Executive Committee

Our executive committee currently consists of Messrs. Adler, Orr, and Sloan. Mr. Fritsch, as our Chief Executive Officer, serves as an ex-officio member of the committee. The executive committee meets on call by the Chair of the Board and may exercise all of the powers of the Board, subject to the limitations imposed by applicable law, the bylaws or the Board. Each member (other than the Chief Executive Officer) is independent. During 2009, the executive committee held four in-person meetings and eight conference call meetings.

Other Stockholder Information

The Board, in its role as primary governing body, provides oversight of our affairs and strives to maintain and improve our corporate governance practices. To this end, we have corporate governance guidelines and a code of business conduct and ethics applicable to directors, officers and employees. We also have a separate code of ethics for our chief executive officer and our senior financial officers. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendment to, or any waiver from, a provision of these codes of ethics by posting such information on our website.

The Board has established a process for interested parties, including employees and stockholders, to communicate directly with our independent directors. Written communications may be addressed to the Chair of the Board, Highwoods Properties, Inc., 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604. The audit committee has also adopted a process for interested parties, including employees and stockholders, to send communications to the audit committee concerning our regulatory compliance, accounting, audit or internal controls issues. Written communications may be addressed to the Chair of the Audit Committee, Highwoods Properties, Inc., 3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604. Interested parties may also use the toll-free hotline that we have established as part of our code of business conduct and ethics by calling (800) 677-9884.

The “Investor Relations/Governance Documents” section of our website includes online versions of our corporate governance guidelines, code of business conduct and ethics, code of ethics for our Chief Executive Officer and senior financial officers, audit committee charter and compensation and governance committee charter.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Stock Ownership Guidelines.  Our compensation and governance committee has established the following stock ownership guidelines:

Position	Multiple (in dollars)
Corporate Executive Officers	5x Base Salary
Divisional Vice Presidents and Other Officers	2x Base Salary
Directors	3x Base Annual Retainer

Pursuant to a policy adopted by our Board effective January 1, 2009, our directors and officers may not directly or indirectly engage in any transactions pursuant to which shares of common stock or units of limited partnership interest in Highwoods Realty Limited Partnership, our operating partnership, are held in margin accounts or otherwise pledged to secure personal loans or lines of credit or similar forms of indebtedness without the prior consent of the compensation and governance committee. None of our officers or directors has pledged shares of common stock as collateral, except that Mr. Anderson pledged 400,000 operating partnership units and 65,000 shares of common stock to secure a personal line of credit prior to adoption of this policy.

Beneficial Ownership Table. The following table sets forth the beneficial ownership of our common stock as of March 2, 2010 for each person serving as a director or executive officer as of December 31, 2009 and such directors and executive officers as a group. The table also sets forth the beneficial ownership of our common stock as of December 31, 2009 for each person or group known to us to be holding more than 5% of our common stock.

	Number of Shares	Percent of All
Name of Beneficial Owner	Beneficially Owned	Shares (1)
O. Temple Sloan, Jr.	275,513	*
Edward J. Fritsch	796,782	1.1%
Thomas W. Adler	57,797	*
Gene H. Anderson	953,084	1.3%
David J. Hartzell	6,801	*
Lawrence S. Kaplan	25,900	*
Sherry A. Kellett	20,012	*
L. Glenn Orr, Jr.	25,472	*
Terry L. Stevens	195,104	*
Michael E. Harris	215,824	*
Jeffrey D. Miller	83,019	*
W. Brian Reames	73,805	*
BlackRock, Inc. (2)	6,304,197	8.9%
FMR LLC (3)	5,810,971	8.2%
ING Clarion Real Estate Securities, L.P. (4)	8,179,095	11.5%
Nomura Asset Management Co. Ltd. (5)	4,667,019	6.6%
Stichting Pensioenfonds ABP (6)	5,483,913	7.7%
The Vanguard Group, Inc. (7)	6,882,040	9.7%
All executive officers and directors as a group (12 persons)	2,729,113	3.7%
___________________________
*     Less than 1%
(1)	The total number of shares outstanding used in calculating this percentage assumes that no operating partnership units or stock options held by other persons are exchanged for shares of common stock.
(2)
BlackRock, Inc. is located at 40 East 52nd Street, New York, NY 10022.  According to Schedule 13G filed with the SEC, BlackRock, Inc. announced on December 1, 2009 that it had completed its acquisition of Barclays Global Investors from Barclays Bank PLC.

(3)
FMR LLC is located at 82 Devonshire Street, Boston, MA 02109. FMR LLC is the parent holding company of Fidelity Management & Research Company, Real Estate Investment Portfolio, FIL Limited, Pyramis Global Advisors Trust Company and Pyramis Global Advisors, LLC, which are investment advisers for a variety of segregated Fidelity mutual funds and indices.

(4)
ING Clarion Real Estate Securities, L.P. is located at 201 King of Prussia Rd. Suite 600, Radnor, PA 19087.  To ensure that such holder and its affiliates do not violate the 9.8% ownership limit under our charter, the executive committee of the Board has agreed, subject to limitations, to permit such holder and its affiliates to acquire up to an aggregate of 12% of our outstanding common stock without further Board approval.

(5)	Nomura Asset Management Co., Ltd. is located at 1-12-1, Nihonbashi, Chuo-ku, Tokyo, Japan 103-8260.
(6)	Stichting Pensioenfonds ABP is located at Oude Lindestraat 70, Postbus 2889, 6401 DL Heerlen, The Netherlands.
(7)	The Vanguard Group, Inc. is located at 100 Vanguard, Blvd., Malvern, PA 19355.

Equity Compensation Plans. The table set forth below provides information as of December 31, 2009 with respect to shares of common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (1)
Equity Compensation Plans Approved by Stockholders	1,467,773	$27.15	3,000,000
Equity Compensation Plans Not Approved by Stockholders (2)	--	--	48,775
___________________________
(1)	Excluding securities reflected in the column entitled “Number of Securities to be Issued upon Exercise of Outstanding Options.”
(2)
Consists of our employee stock purchase plan, under which all employees may contribute a portion of their compensation to acquire shares of our common stock at a 15% discount. See Proposal Three for a proposal to approve an increase in the number of shares available for purchase thereunder.

Section 16(a) Beneficial Ownership Reporting Compliance

Each director and executive officer is required to file with the SEC, by a specified date, reports regarding his or her transactions involving our common stock. To our knowledge, based solely on the information furnished to us and written representations that no other reports were required, our current directors and executive officers complied with all such filing requirements during 2009, with the exception of a sale by Mr. Fritsch, where the required information was timely submitted but the Form 4 was not made available on the SEC’s website until one day after the required due date because of the technological difficulties of a third party vendor.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The following is a discussion and analysis of the compensation of our principal executive officer, our principal financial officer and the next three most highly compensated executive officers during 2009, which we collectively refer to as the “Named Executive Officers”:

Edward J. Fritsch	President and Chief Executive Officer
Terry L. Stevens	Senior Vice President and Chief Financial Officer
Michael E. Harris	Executive Vice President and Chief Operating Officer
Jeffrey D. Miller	Vice President, General Counsel and Secretary
W. Brian Reames	Senior Vice President

Compensation Decision-Making. Our compensation and governance committee generally sets our compensation philosophy with respect to all of our officers, including Named Executive Officers. For additional information about our compensation and governance committee, see “Corporate Governance—Compensation and Governance Committee.” Actual compensation decisions with respect to Mr. Fritsch are made solely by the committee generally at the beginning of each year. Actual compensation decisions with respect to our other Named Executive Officers are made by the committee generally at the beginning of each year after receiving input from Mr. Fritsch. In 2009, grants of awards to directors and executive officers under our long-term equity incentive plan were also pre-approved by the full Board based on the recommendations of the compensation and governance committee.

Our current executive compensation program is based upon extensive input from Mercer Human Resource Consulting, which the compensation and governance committee retained in 1999, 2004 and 2007 to review our existing compensation practices and suggest changes based on recent trends and developments impacting executive officer compensation and its best practices knowledge.  Neither the compensation and governance committee nor management has engaged a compensation consultant since 2007.

Other than Mr. Harris, none of our Named Executive Officers has an employment agreement with us. We entered into a three-year employment contract with Mr. Harris on July 1, 2004. The contract is thereafter extended automatically for additional three-year periods unless we give notice to Mr. Harris during the 60-day period ending one year prior to expiration of the contract. Mr. Harris may terminate the contract at any time upon 30 days’ prior written notice to us. The contract provides for a minimum annual base salary of $305,000 for Mr. Harris, which may be increased by the committee.

We have change in control contracts with each of Messrs. Fritsch, Stevens, Harris and Miller that provide for payments and benefits to such officers upon an actual or constructive termination within 36 months from the date of a change in control. Mr. Reames would also be eligible to receive certain payments and benefits upon an actual or constructive termination within 12 months from the date of a change in control pursuant to an arrangement we have in place covering other employees. For additional information, see “Change in Control Arrangements” in this Compensation Discussion and Analysis and “—Post-Employment Compensation.”

Section 162(m) of the Internal Revenue Code generally denies a deduction for compensation in excess of $1 million paid to certain executive officers, unless certain performance, disclosure and stockholder approval requirements are met. Option grants and certain other awards are intended to qualify as “performance-based” compensation not subject to the Section 162(m) deduction limitation. The committee believes that a substantial portion of compensation earned under our compensation program would be exempted from the $1 million deduction limitation. The committee’s intention is to qualify, to the extent reasonable, a substantial portion of each executive officer’s compensation for deductibility under applicable tax laws.

Compensation Objectives and Components. Compensation for our officers, including Named Executive Officers, is based largely on the following principles:

•	variable compensation is a significant part of compensation with the percentage at-risk increasing at higher levels of responsibility;
•	differences in executive compensation should reflect differing levels of responsibility and performance within our organization;
•
employee stock ownership aligns the interests of officers and stockholders and results in officers sharing financially in the successes and shortcomings of our company based in part upon their responsibility, overall impact and assessed contribution;

•	performance-based compensation focuses officers on strategic business objectives and aligns pay with performance through performance-leveraged incentive opportunities; and
•	compensation must be competitive with that offered by other companies that compete with us to attract and retain the best possible executive talent.

A key factor in determining levels of compensation is the pay practices of publicly-traded, suburban office REITs with comparable revenues. Our peer group consists of the following REITs, which our Board and management believe to be most comparable to our company in terms of property type, class and condition of buildings, types of geographic markets and capital structure:

•	Brandywine Realty Trust;
•	Corporate Office Properties Trust;
•	Duke Realty Corp.;
•	Kilroy Realty Corp.;
•	Liberty Property Trust;
•	Mack-Cali Realty Corp.; and
•	Parkway Properties, Inc.

Publicly-available data from the peer group was considered in determining the proportions of base salary, bonuses, annual non-equity incentive compensation and equity incentive compensation, as well as targeted total compensation. Differences in market capitalization between the peer group companies and our company are considered. Overall compensation is intended to be at, above or below competitive levels depending upon our performance relative to our targeted performance and the performance of our peer group.

Our compensation and governance committee does not believe that we have compensation policies or practices that create risks that are reasonably likely to have a material adverse effect on our company.  Other than as described below, we have no compensation policy or program that rewards employees solely on a transaction-specific basis.  As discussed under “—Development Incentive Plan,” we have a development cash incentive plan pursuant to which certain of our regional and division managers and other regional and division operations personnel can receive a cash payout from a development incentive pool. The amount of funds available to be earned under the plan depends upon the timing and cash yields of a qualifying development project, but can be up to $100,000 per speculative development and $150,000 per build-to-suit development (which such funds would be included in the pro forma budget for the project if applicable). The program does not create an inappropriate risk because all development projects must be approved in advance by our senior management and the investment committee of our Board, whose members are not eligible to receive such incentives. We also pay our in-house leasing representatives commissions for signed leases in accordance with customary market practices.  The payment of leasing commissions does not create an inappropriate risk because leases must be executed by an officer of our company, none of whom are eligible to receive any such commissions.  Generally, lease transactions of a particular size or that contain certain terms or conditions that are inconsistent with certain guidelines also must be approved in advance by our senior management. Additionally, we have an internal guideline whereby the Board must approve in advance any customer who would account for more than 3% of our annualized revenues on a pro forma basis. Currently, no customer accounts for more than 3% of our annualized revenues other than the federal government, which accounts for 8.9% of our annualized revenues, and AT&T, which accounts for 3.4% of our annualized revenues.

Base Salary. Base salaries for all of our employees are determined by position, which takes into consideration the scope of job responsibilities and competitive market compensation paid by other companies for similar positions. Base salaries are also driven by market competition to attract and retain high quality employees. Our overall approach to setting base salaries is to create and sustain long-term stockholder value by balancing our need to retain high-quality professionals while controlling the annual growth of our general and administrative expenses. Under guidelines established by our compensation and governance committee, the target for total cash compensation of Named Executive Officers is approximately the 50th percentile compared to our peer group.

 Given the challenging U.S. economic environment, relatively high unemployment rates and a lack of significant inflationary pressures on cost of living and other relevant metrics in our markets, the compensation and governance committee approved management’s recommendation that officer base salaries not be increased for 2009 or 2010.

Annual Non-Equity Incentive Program. In 2009, all of our officers, including Named Executive Officers, participated in our annual non-equity incentive program pursuant to which they were eligible to earn cash payments (which were paid in March 2010) based on a percentage of their annual base salary in effect for December 2009. Under this component of our executive compensation program, officers are eligible to earn additional cash compensation to the extent specific performance-based metrics are achieved during the most recently completed year. The position held by each officer has a target annual incentive percentage. For 2009, the target annual incentive percentage was 130% for Mr. Fritsch, 95% for Mr. Harris, 90% for Mr. Stevens, 75% for Mr. Miller and 65% for Mr. Reames. In addition to considering the pay practices of our peer group in determining each officer’s annual incentive percentage, the committee also considers the individual officer’s ability to influence our overall performance. The more senior the position within the company, the greater the portion of compensation that varies with performance.

The amount an officer may earn under the annual non-equity incentive compensation program is the product of the target annual incentive percentage times an “actual performance factor,” which can range from zero to 200%. The actual performance factor depends upon the relationship between actual performance in specific areas at each of our divisions and predetermined goals. For Messrs. Fritsch, Harris, Stevens and Miller, who served as corporate executives during 2009, the actual performance factor was based on the goals and criteria applied to our performance as a whole. For Mr. Reames, who serves as regional manager for our Nashville and Greenville operations, his actual performance factor depends upon the performance of our Nashville operations and our performance as a whole.  Participants in our annual non-equity incentive program receive quarterly statements throughout the year that illustrate our forecasted performance under the varying criteria, which we believe is an important tool in keeping our employees focused on achieving our strategic goals.

The components and weighting of each year’s metrics, which are set by the compensation and governance committee prior to or near the beginning of each year as part of our budgeting and strategic planning process, are intended to closely match our company’s overall operating and financial goals and provide our officers with direct “line of sight” to focus their individual efforts on the achievement of the metrics. The performance criteria for officers during 2009, which were equally weighted, were the following:

•
per share FFO excluding any gains or impairments associated with depreciable properties or joint venture interests and any unusual charges or credits that may occur and excluding the impact of financing activities and building dispositions closed in 2009 (given the volatility in the capital markets during the year);

•	net operating income; and

•	average occupancy.

At the beginning of 2009, the compensation and governance committee set the following threshold, target and maximum levels with respect to each of the factors:

Factor	Threshold (50%)	Target (100%)	Maximum (200%)
Per Share FFO	97% of Budget	100% of Budget	103% of Budget
Net Operating Income	97% of Budgeted Net Operating Income	100% of Budgeted Net Operating Income	104% of Budgeted Net Operating Income
Average Occupancy	99% of Budgeted Average Occupancy	100% of Budgeted Average Occupancy	101% of Budgeted Average Occupancy

If the threshold level is not satisfied with respect to a particular factor, the actual performance factor would be zero with respect to that factor. If performance exceeds the threshold level but does not satisfy the target level, the actual performance factor would range on a sliding scale between 50% and 100% with respect to that factor. If performance is between the target level and the maximum level, the actual performance factor would range on a sliding scale between 100% and 200% with respect to that factor. The performance factor used to determine the amount an executive could earn in 2009 under the annual non-equity incentive program was the average of the three factors. Notwithstanding the formulas described above, our compensation and governance committee has retained the discretion and flexibility to increase or decrease the actual performance factor with respect to any particular year and/or any particular officer to more appropriately reflect, in the committee’s sole judgment, actual performance, market conditions, unanticipated circumstances and other factors. While the actual performance factor under the 2009 non-equity incentive program was 157% for corporate executives, including Messrs. Fritsch, Stevens, Harris and Miller, the compensation and governance committee approved management’s recommendation that payouts be capped for such officers at 150%. For 2009, the actual performance factor under the non-equity incentive program was 158% for Mr. Reames.

The performance criteria for officers during 2010, which are equally weighted, are the following:

•	per share FFO excluding any gains or impairments associated with depreciable properties or joint venture interests and any unusual charges or credits that may occur;

•
net operating income (on a division-by-division basis) excluding any unusual charges or credits that may occur and including a capital charge/credit applied with respect to any investment activity; and

•	average occupancy.

The compensation and governance committee has set threshold, target and maximum levels with respect to each of the factors. The following table sets forth information about the metrics and actual performance factors under our annual non-equity incentive program for 2010:

Factor	Threshold (50%)	Target (100%)	Maximum (200%)
Per Share FFO	$2.33	$2.45	$2.69
Net Operating Income	1% Growth	3% Growth	7% Growth
Average Occupancy	85.6%	91.5%	94.0%

For 2010, the compensation and governance committee is basing net operating income on year-over-year growth rather than a comparison to budget in order to incentivize and reward year-over-year growth in actual net operating income.  With respect to average occupancy, the committee decided that officers should not be eligible to earn the target level in 2010 unless average occupancy is at least 91.5%, which the committee believes is a par level for normalized average occupancy based on historical performance.

Equity Incentive Compensation—Overview. Our officers, including our Named Executive Officers, are eligible to receive equity incentive compensation that promotes our long-term success by aligning their interests with the interests of our stockholders. The equity incentive awards provide the executive officers with an ownership interest in our company and a direct and demonstrable stake in our success to the extent of their position, responsibility, overall impact and assessed contribution. We have adopted stock ownership guidelines for all of our officers. For additional information, see “Corporate Governance – Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.”

Our compensation and governance committee authorizes a mix of stock options and restricted stock awards to Named Executive Officers valued at amounts generally ranging in the aggregate from 85% to 295% of their annual base salary depending upon position within our company. Such values are determined using the fair market value of our common stock as of the grant date and, with respect to performance-based awards, assume achievement of targeted levels of performance. The mix consists of 20% in stock options, 40% in time-based restricted stock and 40% in restricted stock that vests after a three-year period only to the extent we achieve pre-determined strategic targets and/or total return of our common stock. Dividends received on restricted stock are non-forfeitable and are paid at the same rate and on the same date as on shares of our common stock. For the past 10 years, such percentage amount has generally remained constant at 295% for our Chief Executive Officer, 180% for our Chief Operating Officer, Chief Financial Officer and General Counsel and 85% for our regional Senior Vice President. Such awards are generally issued on or about March 1 of each year.

Equity Incentive Compensation—Stock Options. The compensation and governance committee believes that stock option awards are an important and useful component of our equity incentive compensation program. Like restricted stock, stock options offer the potential to realize additional compensation in the future upon increases in the price of our common stock. Stock options differ from restricted stock in several key areas. First, the receipt of stock options is generally not taxable to holders until exercise, at which time there is typically cash available to the holder as a result of the sale of shares acquired upon exercise to pay the tax. Second, stock option exercises generally have a positive impact on our cash flows from financing activities. Third, holders of stock options, unlike restricted stock, are not entitled to receive dividends. Stock options issued in 2009 and 2010, which expire after seven years, vest ratably on an annual basis over four years. If an officer dies or becomes disabled, except as provided under our retirement plan, unexercised stock options generally are forfeited within six months.  If an officer otherwise leaves our employ for any reason other than for cause, except as provided under our retirement plan, unexercised stock options generally are forfeited three months after termination of employment.  If an officer’s employment is terminated for cause, unexercised stock options are forfeited upon termination of employment.

Equity Incentive Compensation—Time-Based Restricted Stock. The compensation and governance committee believes that the issuance of time-based restricted stock is an important retention device and serves to deter our officers from seeking other employment opportunities. Time-based restricted stock vests ratably on an annual basis over a four-year term. If an officer leaves our employ at any time before the fourth anniversary of the date of grant, unvested shares generally are forfeited except in the event of death, disability or as otherwise provided under our retirement plan.

Equity Incentive Compensation—Total Return-Based Restricted Stock. The compensation and governance committee believes the issuance of total return-based restricted stock directly aligns the interests of our officers with stockholder interests. One of our principal goals is to provide our stockholders with attractive risk-adjusted returns on their investment through the consistent payment of quarterly dividends and stock price appreciation. Total return is defined as the sum of stock price appreciation plus reinvested dividends over the stock value at the beginning of the applicable period.

Shares of total return-based restricted stock issued in 2009 and 2010 will generally vest only to the extent our absolute total return for the applicable three-year period ending December 31st is at least 22%. Accordingly, if our absolute total return is not at least 22%, all of the total return-based restricted stock will be forfeited at the end of the period, except as otherwise described below. If our absolute total return ranges between 22% and 44%, the percentage of total return-based restricted stock that vests will range between 50% and 100%.  If our absolute total return ranges between 44% and 88%, all of the total-return based restricted stock will vest and we will issue an amount of additional shares up to 150% of the original total return-based restricted stock award. These additional shares, if any, would be fully vested when issued. Notwithstanding the foregoing, if our total return is not at least 22% but our total return index exceeds 100% of the peer group total return index, then 50% of the total return-based restricted stock will vest at the end of the applicable period. If an officer leaves our employ at any time before the end of the three-year cycle, all of the total return-based restricted stock generally will be forfeited except as provided under our retirement plan.

Employee Benefits and Perquisites. Each officer receives the same company-wide benefits as are generally available to all other salaried employees, such as short- and long-term disability insurance, basic life insurance and eligibility for supplemental health and life insurance, access to flexible health care reimbursement accounts and 401(k) matching. Officers participate in the same company-wide health insurance program, except that we pay an officer’s family premium. Additionally, officers are entitled to receive additional annual perquisites not widely available to all salaried employees, typically items such as a car allowance and, subject to limitations, reimbursement for personal financial consulting services and the costs of a physical exam not otherwise covered by our health insurance. We also reimbursed Mr. Fritsch on a tax grossed-up basis for supplemental life insurance coverage during 2009.

In 2009, each officer could elect to defer all or a portion of his base salary, bonus and/or amounts paid under our annual non-equity incentive plan, which was then invested in unrelated mutual funds under our non-qualified deferred compensation plan. The investment options under the deferred compensation plan are identical to the investment options available to all employees under our Salary Deferral and Profit Sharing Plan, except that the funds remain assets of our company until payout. Payout elections, which are made at the discretion of each participant, must be made during or prior to the year in which the deferral occurs, as required by applicable income tax regulations. We indefinitely suspended this option to defer compensation earned beginning January 1, 2010.

Change in Control Arrangements. We have change in control agreements with Messrs. Fritsch, Stevens, Harris and Miller that provide benefits to such officers in the event of actual or constructive termination of employment within a three-year period after a change in control involving our company. Mr. Reames would also be eligible to receive certain payments and benefits upon an actual or constructive termination within a one-year period after a change in control pursuant to an arrangement we have in place covering other employees. Our compensation and governance committee believes the benefits payable upon a termination of employment following a change in control are reasonable relative to similar arrangements involving executive officers of our peer companies and are important to ensure the retention and focus of key employees in the event our Board determines that pursuing a potential change in control is in our stockholders’ best interest.

Retirement Plan. We have a retirement plan applicable to all employees who, at the time of retirement, have at least 30 years of continuous qualified service or are at least 55 years old and have at least 10 years of continuous qualified service. Subject to one-year advance written notice and execution of a non-compete agreement with us, eligible retirees would be entitled to receive a pro rata amount of the annual non-equity incentive compensation earned during the year of retirement. Stock options and time-based restricted stock granted to such eligible retiree during his or her employment would be non-forfeitable and vest according to the terms of their original grants. Eligible retirees would also be entitled to retain any performance-based and total return-based restricted stock originally granted to such eligible retiree during his or her employment that subsequently vests after the retirement date according to the terms of their original grants. Mr. Harris is currently eligible to receive benefits under this plan in the event of retirement.

Development Incentive Plan.  We have a development cash incentive plan pursuant to which certain of our regional and divisional managers, such as Mr. Reames, and other regional and divisional operations personnel can receive a cash payout from a development incentive pool. The purpose of this plan is to motivate such employees to pursue accretive development opportunities that would create long-term value for our stockholders. The amount of funds available to be earned under the plan depends upon the timing and cash yields of a qualifying development project, but can be up to $100,000 per speculative development and $150,000 per build-to-suit development. Our Executive Vice President and Chief Operating Officer, Mr. Harris, is authorized to determine actual payouts made to individual employees under this plan based on the contribution of employees in securing new, accretive development projects. The plan only applies to new development projects approved by our investment committee on or after January 1, 2006. Mr. Reames did not earn any payouts under this plan in 2009.

Summary Compensation

The following table sets forth information concerning the compensation of the Named Executive Officers:

Name and Principal Position	Year	Salary		Bonus		Stock Awards (1)		Option Awards (1)		Nonqualified Deferred Compensation Earnings (2)		Non-Equity Incentive Plan Compensation (3)		All Other Compensation		Total
Edward J. Fritsch President and CEO	2009 2008 2007	$ $ $	540,750 538,391 478,312		-- -- --	$ $ $	937,882 1,279,995 5,040,083	$ $ $	227,887 319,043 263,953	$ $ $	191 617 581	$ $ $	1,054,461 1,179,994 877,859	$ $ $	669,476 679,741 655,532	$ $ $	3,430,647 3,997,781 7,316,320
Terry L. Stevens Senior Vice President and CFO	2009 2008 2007	$ $ $	339,900 338,417 293,345		-- -- --	$ $ $	359,728 490,908 360,911	$ $ $	87,403 122,363 96,406	$ $ $	1,278 1,180 1,112	$ $ $	458,865 513,492 382,013	$ $ $	104,426 86,234 74,720	$ $ $	1,351,600 1,552,594 1,208,507
Michael E. Harris Executive Vice President and COO	2009 2008 2007	$ $ $	360,500 358,927 340,628	$	-- -- 50,000	$ $ $	381,519 520,665 1,711,851	$ $ $	92,700 129,779 121,741	$ $ $	466 762 1,042	$ $ $	513,712 574,869 427,675	$ $ $	141,896 145,044 145,408	$ $ $	1,490,793 1,730,046 2,798,345
Jeffrey D. Miller Vice President, General Counsel and Secretary	2009 2008	$ $	258,788 257,659		-- --	$ $	273,873 373,809	$ $	66,546 93,168		-- --	$ $	291,136 325,796	$ $	85,502 59,118	$ $	975,845 1,109,550
W. Brian Reames Senior Vice President	2009 2008 2007	$ $ $	257,500 256,377 238,119		-- -- --	$ $ $	128,682 175,648 148,577	$ $ $	31,268 43,776 39,682	$ $	-- 1,169 1,749	$ $ $	264,346 264,907 186,170	$ $ $	59,667 53,784 49,749	$ $ $	741,463 795,661 664,046
___________________________
(1)
Reflects the grant date fair value of such awards. For information regarding our assumptions in the valuation of outstanding restricted stock and restricted stock forfeitures, see Note 12 to the Consolidated Financial Statements in our 2009 Annual Report.  As reflected in the table under “Grants of Plan-Based Awards in 2009,” assuming maximum levels of performance are satisfied with respect to total return-based restricted stock granted in 2009, on December 31, 2011, Mr. Fritsch will receive an additional 48,486 shares, Mr. Stevens will receive an additional 18,597 shares, Mr. Harris will receive an additional 19,724 shares, Mr. Miller will receive an additional 14,159 shares and Mr. Reames will receive an additional 6,653 shares. Based on the $18.89 per share price of our common stock on March 1, 2009, the original award date, the value of such additional shares would be $915,901, $351,297, $372,586, $267,464 and $125,675, respectively.  Assuming maximum levels of performance are satisfied with respect to performance-based restricted stock and total return-based restricted stock granted in 2008, on December 31, 2010, Mr. Fritsch will receive an additional 21,206 shares, Mr. Stevens will receive an additional 8,134 shares, Mr. Harris will receive an additional 8,626 shares, Mr. Miller will receive an additional 6,192 shares and Mr. Reames will receive an additional 2,183 shares. Based on the $29.48 per share price of our common stock on March 3, 2008, the original award date, the value of such additional shares would be $625,153, $239,790, $254,294, $182,540 and $64,355, respectively.

(2)
Prior to 2006, officers could elect to defer cash compensation for investment in units of phantom stock. At the end of each calendar quarter, any officer who deferred compensation into phantom stock was credited with units of phantom stock at a 15% discount. Dividends on the phantom units are assumed to be issued in additional units of phantom stock at a 15% discount. Officers who deferred compensation prior to 2006 in this manner continue to be credited with additional units of phantom stock at a 15% discount upon the declaration of dividends. The amount set forth in the table consists of the value attributable to the 15% discount on the assumed issuance of additional phantom stock upon the declaration of a dividend. Such amounts do not take into account fluctuations in the implied value of such phantom stock based on changes in the value of our common stock. Such fluctuations in implied value are reflected in the “Aggregate Earnings” column in the table under “Nonqualified Deferred Compensation Table.”

(3)	Consists of cash amounts earned under our annual non-equity incentive program. All such cash payouts earned under these programs in a given year were paid in the following year.

All Other Compensation in 2009

The following table sets forth information regarding “All Other Compensation” in the table above for 2009:

Name	401(k) Match	Supplemental Life Insurance Premiums	Dividends on Restricted Stock	Financial Consulting Services	Vehicle Allowance	Other Benefits	Total All Other Compensation
Edward J. Fritsch	$11,025	$323,492	$303,075	$13,141	$10,346	$8,397	$669,476
Terry L. Stevens	$11,025	--	$78,112	$1,034	$7,800	$6,455	$104,426
Michael E. Harris	$11,025	--	$109,401	$6,101	$7,800	$7,569	$141,896
Jeffrey D. Miller	$11,025	--	$54,795	$3,899	$7,800	$7,983	$85,502
W. Brian Reames	$11,025	--	$29,030	$4,759	$6,600	$8,253	$59,667

Grants of Plan-Based Awards in 2009

The table below sets forth information with respect to plan-based awards granted in 2009 to the Named Executive Officers. The grant date for all equity incentive plan awards was March 1, 2009.

Name and Type of Award	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards; Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Per Share Exercise Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($) (3)
	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Edward J. Fritsch
Annual Non-Equity Incentive	$351,488	$702,975	$1,405,950
Total Return-Based Restricted Stock				16,162	32,324	80,810				$327,282
Time-Based Restricted Stock							32,324			$610,600
Stock Options								126,604	$18.89	$227,887

Terry L. Stevens
Annual Non-Equity Incentive	$152,955	$305,910	$611,820
Total Return-Based Restricted Stock				6,199	12,398	30,995				$125,530
Time-Based Restricted Stock							12,398			$234,198
Stock Options								48,557	$18.89	$87,403

Michael E. Harris
Annual Non-Equity Incentive	$171,238	$342,475	$684,950
Total Return-Based Restricted Stock				6,575	13,149	32,873				$133,134
Time-Based Restricted Stock							13,149			$248,385
Stock Options								51,500	$18.89	$92,700

Jeffrey D. Miller
Annual Non-Equity Incentive	$97,046	$194,091	$388,182
Total Return-Based Restricted Stock				4,720	9,439	23,598				$95,570
Time-Based Restricted Stock							9,439			$178,303
Stock Options								36,970	$18.89	$66,546

W. Brian Reames
Annual Non-Equity Incentive	$83,688	$167,375	$334,750
Development Incentive Plan	(4)	(4)	(4)
Total Return-Based Restricted Stock				2,218	4,435	11,088				$44,905
Time-Based Restricted Stock							4,435			$83,777
Stock Options								17,371	$18.89	$31,268
___________________________
(1)
The “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” columns reflect the threshold, target and maximum cash amounts that our Named Executive Officers were eligible to earn in 2009 under our annual non-equity incentive program. The “Non-Equity Incentive Plan Compensation” column in the table under “—Summary Compensation” includes actual cash amounts earned under these plans by our Named Executive Officers for 2009.

(2)
The “Estimated Future Payouts Under Equity Incentive Plan Awards” columns reflect the number of shares of total return-based restricted stock that will vest in the future assuming threshold, target and maximum levels are satisfied. The number of shares of restricted stock set forth in the target column reflects the actual number of shares of restricted stock granted to such Named Executive Officer in 2009. None of the restricted stock granted in 2009 had vested as of December 31, 2009.

(3)
Reflects the fair value of each applicable grant of stock options and restricted stock. For a description of our accounting policies and information regarding the calculation of the fair value of awards of stock options, total return-based restricted stock and time-based restricted stock, see Note 12 to our Consolidated Financial Statements included in our 2009 Annual Report.

(4)	For a description of the development cash incentive plan, see “Compensation Discussion and Analysis—Development Incentive Plan.”

Outstanding Equity Awards at 2009 Fiscal Year-End

The following table sets forth information with respect to outstanding equity awards held by the Named Executive Officers as of December 31, 2009, which is based on our year-end stock price of $33.35 per share:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested (1)	Market Value of Shares of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested (2)
Edward J. Fritsch	85,888		$26.15	2/28/14
Edward J. Fritsch	195,555		$26.27	2/29/12
Edward J. Fritsch (3)	54,649	18,216	$32.37	2/28/13
Edward J. Fritsch (4)	20,816	20,817	$42.03	3/01/14
Edward J. Fritsch (5)	25,082	75,246	$29.48	3/02/15
Edward J. Fritsch (6)		126,604	$18.89	2/29/16
Edward J. Fritsch (7)					112,734	$3,759,679	53,530	$1,785,226

Terry L. Stevens	17,857		$26.27	2/29/12
Terry L. Stevens (3)	19,961	6,653	$32.37	2/28/13
Terry L. Stevens (4)	7,602	7,604	$42.03	3/01/14
Terry L. Stevens (5)	9,620	28,859	$29.48	3/02/15
Terry L. Stevens (6)		48,557	$18.89	2/29/16
Terry L. Stevens (8)					23,796	$793,597	20,532	$684,742

Michael E. Harris (3)	25,205	8,401	$32.37	2/28/13
Michael E. Harris (4)	9,600	9,602	$42.03	3/01/14
Michael E. Harris (5)		30,609	$29.48	3/02/15
Michael E. Harris (6)		51,500	$18.89	2/29/16
Michael E. Harris (9)					36,642	$1,222,011	21,775	$726,196

Jeffrey D. Miller (4)	7,402	7,402	$41.08	3/23/14
Jeffrey D. Miller (5)	7,325	21,973	$29.48	3/02/15
Jeffrey D. Miller (6)		36,970	$18.89	2/29/16
Jeffrey D. Miller (10)					16,275	$542,771	15,631	$521,294

W. Brian Reames	5,828		$26.15	2/28/14
W. Brian Reames	13,607		$26.27	2/29/12
W. Brian Reames (3)	5,464	2,733	$32.37	2/28/13
W. Brian Reames (4)	3,129	3,130	$42.03	3/01/14
W. Brian Reames (5)	3,442	10,324	$29.48	3/02/15
W. Brian Reames (6)		17,371	$18.89	2/29/16
W. Brian Reames (11)					8,744	$291,612	7,345	$244,956
___________________________
(1)	Consists of time-based restricted stock.
(2)	Consists of performance-based restricted stock and total return-based restricted stock.
(3)	Such stock options were issued in March 2006. All remaining unexercisable stock options became exercisable prior to the mailing of this proxy statement.
(4)	Such stock options were issued in March 2007 and vest ratably on an annual basis over a four-year term.
(5)	Such stock options were issued in March 2008 and vest ratably on an annual basis over a four-year term.
(6)	Such stock options were issued in March 2009 and vest ratably on an annual basis over a four-year term.
(7)
With respect to shares of time-based restricted stock, 24,950 shares vested prior to the mailing of this proxy statement, 25,000 shares are scheduled to vest in April 2010, 16,321 shares are scheduled to vest in March 2011, 25,000 shares are scheduled to vest in April 2011, 13,382 shares are scheduled to vest in March 2012 and 8,081 shares are scheduled to vest in March 2013. With respect to shares of performance-based restricted stock and total return-based restricted stock, 21,206 shares are scheduled to vest on December 31, 2010 and 32,324 shares are scheduled to vest on December 31, 2011 if and to the extent the vesting criteria is satisfied.

(8)
With respect to shares of time-based restricted stock, 9,358 shares vested prior to the mailing of this proxy statement, 6,207 shares are scheduled to vest in March 2011, 5,132 shares are scheduled to vest in March 2012 and 3,099 shares are scheduled to vest in March 2013. With respect to shares of performance-based restricted stock and total return-based restricted stock, 8,134 shares are scheduled to vest on December 31, 2010 and 12,398 shares are scheduled to vest on December 31, 2011 if and to the extent the vesting criteria is satisfied.

(9)
With respect to shares of time-based restricted stock, 10,780 shares vested prior to the mailing of this proxy statement, 10,333 shares are scheduled to vest in April 2010, 6,799 shares are scheduled to vest in March 2011, 5,443 shares are scheduled to vest in March 2012 and 3,287 shares are scheduled to vest in March 2013. With respect to shares of performance-based restricted stock and total return-based restricted stock, 8,626 shares are scheduled to vest on December 31, 2010 and 13,149 shares are scheduled to vest on December 31, 2011 if and to the extent the vesting criteria is satisfied.

(10)
With respect to shares of time-based restricted stock, 5,004 shares vested prior to the mailing of this proxy statement, 5,003 shares are scheduled to vest in March 2011, 3,909 shares are scheduled to vest in March 2012 and 2,359 shares are scheduled to vest in March 2013. With respect to shares of performance-based restricted stock and total return-based restricted stock, 6,192 shares are scheduled to vest on December 31, 2010 and 9,439 shares are scheduled to vest on December 31, 2011 if and to the extent the vesting criteria is satisfied.

(11)
With respect to shares of time-based restricted stock, 3,522 shares vested prior to the mailing of this proxy statement, 2,278 shares are scheduled to vest in March 2011, 1,836 shares are scheduled to vest in March 2012 and 1,108 shares are scheduled to vest in March 2013. With respect to shares of performance-based restricted stock and total return-based restricted stock, 2,910 shares are scheduled to vest on December 31, 2010 and 4,435 shares are scheduled to vest on December 31, 2011 if and to the extent the vesting criteria is satisfied.

Option Exercises and Stock Vested in 2009

The following table sets forth information with respect to the exercise of stock options and vesting of restricted stock by the Named Executive Officers during 2009:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Edward J. Fritsch	137,886	$1,188,903	65,560	$1,600,464
Terry L. Stevens	--	--	14,059	$341,192
Michael E. Harris	32,751	$163,209	28,297	$691,923
Jeffrey D. Miller	--	--	7,983	$231,740
W. Brian Reames	--	--	5,734	$139,438

Nonqualified Deferred Compensation in 2009

The following table sets forth information with respect to nonqualified deferred compensation of the Named Executive Officers during 2009:

Name	Aggregate Balance at December 31, 2008	Aggregate Earnings (1)	Aggregate Distributions	Aggregate Balance at December 31, 2009
Edward J. Fritsch	$1,679,587	$473,974	$45,736	$2,107,825
Terry L. Stevens	$268,190	$88,445	--	$356,636
Michael E. Harris	$216,507	$24,634	$34,398	$206,743
Jeffrey D. Miller	--	--	--	--
W. Brian Reames	$1,365,732	$403,408	$290,115	$1,479,025
___________________________
(1)
Consists of changes in the value of deferrals invested in unrelated mutual funds and units of phantom stock and includes the value attributable to the assumed issuance of additional phantom stock at a 15% discount upon the declaration of a dividend.  The value attributable to the assumed issuance of additional phantom stock at a 15% discount upon the declaration of a dividend is also reflected in the “Nonqualified Deferred Compensation Earnings” column in the table under “—Summary Compensation.”

Post-Employment Compensation

Post-Employment Benefits for Messrs. Fritsch, Stevens, Miller and Reames. Under the terms of the applicable equity awards, in the event the employment of any of Messrs. Fritsch, Stevens, Miller or Reames had been terminated as of December 31, 2009 due to their death, in addition to the benefits payable under their life insurance policies, all of their unvested time-based restricted stock would have vested immediately, all of their total return-based restricted stock and performance-based restricted stock would have been non-forfeitable and continue to vest according to the terms of their original grants and their stock options exercisable as of December 31, 2009 would have continued to be exercisable for a six-month period thereafter. In the event the employment of any of Messrs. Fritsch, Stevens, Miller or Reames had been terminated as of December 31, 2009 due to their disability, all of their unvested restricted stock would have been non-forfeitable and continue to vest according to the terms of their original grants and stock options exercisable as of December 31, 2009 would have continued to be exercisable for a six-month period thereafter. For information regarding outstanding restricted stock and stock options as of December 31, 2009, see “—Outstanding Equity Awards at 2009 Fiscal Year-End.”

Post-Employment Benefits for Mr. Harris. Our employment contract with Mr. Harris restricts him from competing with us during employment and, except in certain circumstances, for a one-year period after termination of employment. His employment contract provides for, among other things, severance payments in the event of termination by us without cause or termination by Mr. Harris for good reason equal to his base salary then in effect for the greater of one year from the date of termination or the remaining term of the contract. The following scenarios assume the employment of Mr. Harris had been terminated as of December 31, 2009. In the event of his death, in addition to the benefits payable under his group term life insurance policy, the estate of Mr. Harris would have been entitled to receive a cash payment of $543,754, all of his unvested time-based restricted stock would have vested immediately, a pro rata portion of his total return-based restricted stock and performance-based restricted stock as of the date of his death would have been non-forfeitable and continue to vest according to the terms of their original grants and his stock options exercisable as of December 31, 2009 would have continued to be exercisable for a six-month period thereafter. In the event of his disability, Mr. Harris would have been entitled to receive a cash payment of $180,250, all of his unvested restricted stock would have been non-forfeitable and would have continued to vest according to the terms of their original grants and stock options exercisable as of December 31, 2009 would have continued to be exercisable for a six-month period thereafter. In the event of termination by us without cause or by him with good reason, Mr. Harris would have been entitled to receive a cash payment of $874,212, continuing benefits valued at $13,983 and all of his unvested restricted stock and outstanding stock options, whether or not then exercisable, would have been non-forfeitable and would have vested automatically. In the event of termination by Mr. Harris without good reason, Mr. Harris would have been entitled to receive a cash payment of $30,042, continuing benefits valued at $1,165 and his stock options exercisable as of December 31, 2009 would have continued to be exercisable for a three-month period thereafter. For information regarding his outstanding restricted stock and stock options as of December 31, 2009, see “—Outstanding Equity Awards at 2009 Fiscal Year-End.”

Benefits Upon a Change in Control. We have change in control agreements with each of Messrs. Fritsch, Stevens, Harris and Miller that provide benefits to such officers in the event of certain voluntary or involuntary actual or constructive termination of employment within a three-year period after a change in control involving our company.  The agreements generally provide that, if within 36 months from the date of a change in control, the employment of the executive officer is terminated without cause, including a voluntary termination because such executive officer’s responsibilities are changed, salary is reduced or responsibilities are diminished or because of a voluntary termination for any reason in months 13, 14 or 15 following the change in control, such executive officer will be entitled to receive 2.99 times a base amount. An executive’s base amount for these purposes is equal to 12 times the highest monthly salary paid to the executive during the 12-month period ending prior to the change in control plus the greater of (1) the average amount earned under our annual non-equity incentive program for the preceding three years or (2) the amount earned under such program during the most recently completed fiscal year. Each executive officer would also be entitled upon any such termination to receive an additional stay bonus otherwise payable on the first anniversary of the change in control in an amount equal to the base amount referred to in the preceding sentence. In the event of a change in control, Messrs. Fritsch, Stevens, Harris and Miller are each also entitled to receive a gross-up payment to pay for any applicable Section 280G excise taxes on excess parachute payments. As of April 13, 2010, the expiration date of the change in control agreements will be April 13, 2013.  The expiration dates of the change in control agreements are automatically extended for one additional year on each anniversary date unless we give notice at least 60 days prior to such anniversary date that the term will not be extended.

Mr. Reames would also be eligible to receive certain benefits upon an actual or constructive termination within a one-year period after a change in control pursuant to an arrangement we have in place covering other employees. This arrangement generally provides that, if within 12 months from the date of a change in control, the employment of the employee is terminated without cause, including a voluntary termination because such employee’s responsibilities are changed, salary is reduced or responsibilities are diminished, such employee will be entitled to receive up to one year’s base salary plus the amount earned (on an annualized basis) during the year of such change in control under our annual non-equity incentive program.

For purposes of these arrangements, “change in control” generally means any of the following events:

•	the acquisition by a third party of 20% or more of our then-outstanding common stock;

•
the individuals who currently constitute the Board (or individuals who subsequently become directors whose elections or nominations were approved by at least a majority of the directors currently constituting the Board) cease for any reason to constitute a majority of the Board;

•	approval by our stockholders of a reorganization, merger or consolidation in which we are not the surviving entity; or

•	approval by our stockholders of a complete liquidation or dissolution or the sale or other disposition of all or substantially all of our assets.

The table set forth below describes the benefits Messrs. Fritsch, Stevens, Harris, Miller and Reames would have each received assuming the employment of such officers had been terminated in connection with a change in control that occurred as of December 31, 2009. For purposes of this table, we assume the per share price of our common stock was $33.35, which was the closing price on the New York Stock Exchange on December 31, 2009. Our equity incentive plans provide for the immediate vesting of all options, restricted stock and benefits upon a change in control. The value of stock options and restricted stock that vested prior to the change in control and other benefits that are payable in accordance with their terms, regardless of the occurrence of a change in control, such as benefits under our deferred compensation plan and retirement plan, are not deemed under SEC rules to be payments upon a termination following a change in control.

Name	Cash Payment (1)	Value of Benefits (2)	Value of Vesting of Time-Based Restricted Stock (3)	Value of Vesting of Performance-Based and Total Return-Based Restricted Stock (4)	Value of Vesting of Stock Options (5)	Excise Tax Gross-Up Payments
Edward J. Fritsch	$7,419,353	$1,446,489	$3,759,679	$1,469,095	$2,139,748	--
Terry L. Stevens	$3,645,937	$81,640	$793,597	$563,487	$820,338	$1,733,172
Michael E. Harris	$4,001,818	$153,042	$1,222,011	$597,601	$871,380	--
Jeffrey D. Miller	$2,485,333	$118,346	$542,771	$428,983	$619,622	$1,366,244
W. Brian Reames	$521,846	--	$291,612	$201,578	$293,817	--
___________________________
(1)
Includes amounts earned under our annual non-equity incentive program for 2009 but unpaid as of December 31, 2009. The change in control arrangements require the payment to our Named Executive Officers of amounts earned but unpaid as of the date of the change in control. Such amounts, which are deemed to have been earned in 2009, are also reflected in the table under “—Summary Compensation.”

(2)
Consists of the present actuarial benefits of continuing health care and other benefits. Upon a termination in connection with a change in control, Messrs. Fritsch and Harris would also be entitled to receive continuing health insurance coverage until such officer becomes eligible for standard medical benefits under Medicare.

(3)	Consists of time-based restricted stock held by such Named Executive Officer that had not vested as of December 31, 2009.
(4)	Consists of performance-based and total return-based restricted stock held by such Named Executive Officer that had not vested as of December 31, 2009.
(5)	Consists of stock options held by such Named Executive Officer that had not vested as of December 31, 2009.

In the event the employment of the Named Executive Officers had not been terminated in connection with a change in control that occurred as of December 31, 2009, all of the outstanding restricted stock and unexercisable stock options (the in-the-money values of which are set forth in the table above) would have vested as of such date. Additionally, the Named Executive Officers would have been eligible to receive a stay bonus on the first anniversary of the change in control in an amount equal to 12 times the highest monthly salary paid to the executive during the 12-month period ending prior to the change in control plus the greater of (1) the average amount earned under our annual non-equity incentive program for the preceding three years or (2) the amount earned under such program during the most recently completed fiscal year. Assuming a change in control had occurred as of December 31, 2009, the stay bonus payable on December 31, 2010 would have been $1,595,211 for Mr. Fritsch, $798,765 for Mr. Stevens, $874,212 for Mr. Harris and $549,924 for Mr. Miller. In the event of continued employment, we estimate that the tax gross-up payment would have been $437,905 for Mr. Miller.  Messrs. Fritsch, Stevens and Harris would not have been subject to Section 280G excise tax in the event of continued employment.

Director Compensation in 2009

During 2009, the Chair of the Board received an annual cash retainer of $60,000 and other non-employee directors received annual cash retainers of $45,000. Members of the audit, executive and compensation and governance committees received additional annual cash retainers of $5,000 for each committee, except that the additional annual cash retainer was $10,000 for the chair of the compensation and governance committee and $20,000 for the chair of the audit committee. Non-employee directors on the investment committee received additional annual cash retainers of $10,000 plus $500 per day for property visits. Non-employee directors do not receive additional fees for attendance at meetings or participation in conference calls of the Board or its committees. Each non-employee director also receives a grant of time-based restricted stock at the beginning of each year with a value of approximately $60,000. Upon joining the Board, each non-employee director received options to purchase 10,000 shares of common stock at an exercise price equal to the fair market value on the date of grant. In 2009, grants of equity incentive compensation to directors were pre-approved by our full Board.

The table set forth below provides information concerning the compensation of persons serving as non-employee directors during 2009:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards (1)	Nonqualified Deferred Compensation Earnings (2)	All Other Compensation (3)	Total
Thomas W. Adler	$60,000	$56,332	--	--	$8,540	$124,872
Gene H. Anderson (4)	$27,500	--	--	--	--	$27,500
David J. Hartzell	$54,370	$54,568	$27,200	--	$3,984	$140,122
Lawrence S. Kaplan	$65,000	$56,332	--	$53	$8,540	$129,925
Sherry A. Kellett	$50,000	$56,332	--	--	$8,540	$114,872
L. Glenn Orr, Jr.	$60,000	$56,332	--	--	$8,540	$124,872
O. Temple Sloan, Jr.	$80,000	$56,332	--	$628	$8,855	$145,815
___________________________
(1)
Reflects the grant date fair value of such awards. Restricted stock issued in 2009 to directors will vest ratably on an annual basis over a four-year term. Stock options issued in 2009, which expire after seven years, vest ratably on an annual basis over four years.

(2)
Prior to 2006, non-employee directors could elect to defer cash compensation for investment in units of phantom stock. At the end of each calendar quarter, any director who deferred compensation into phantom stock was credited with units of phantom stock at a 15% discount. Dividends on the phantom units are assumed to be issued in additional units of phantom stock at a 15% discount. Directors who deferred compensation prior to 2006 in this manner continue to be credited with additional units of phantom stock at a 15% discount upon the declaration of dividends. The amount set forth in the table consists of the value attributable to assumed issuance of additional phantom stock at a 15% discount upon the declaration of a dividend, but such amounts do not take into account fluctuations in the implied value of such phantom stock based on changes in the value of our common stock.

(3)
Consists of dividends received in 2009 on outstanding restricted stock. Such dividends are non-forfeitable and are paid at the same rate and on the same date as on shares of our common stock. Excludes dividends received by Mr. Anderson in 2009 on outstanding restricted stock that had been earned by Mr. Anderson during his period of employment.  See Note 4.

(4)
Mr. Anderson retired as an officer of our company on June 30, 2009. Information presented in the table consists only of compensation earned by Mr. Anderson as a non-employee director after such date and does not include any compensation earned as an employee prior to such date. Prior to his retirement, Mr. Anderson executed a retirement agreement providing that, among other things, all of his long-term equity incentive awards outstanding as of the date of his retirement are non-forfeitable and remain exercisable according to the terms of their original grants subject to the conditions described in our retirement plan.  See our Current Report on Form 8-K dated June 19, 2009.

PROPOSAL TWO:
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee intends to appoint Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2010. If the appointment of Deloitte & Touche LLP is not ratified, the audit committee anticipates that it will nevertheless engage Deloitte & Touche LLP as our independent registered public accounting firm for 2010, but it will consider whether it should select a different independent registered public accounting firm for 2011.

Representatives of Deloitte & Touche LLP are expected to be present in person or by telephone at the meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

The Board recommends a vote FOR this proposal.

Principal Accountant Fees

Aggregate fees recorded in our financial statements for professional services rendered by our independent registered public accounting firm for 2008 and 2009 were as follows:

	2009	2008
Audit Fees (1)	$1,188,406	$1,276,003
Tax Fees (2)	$48,871	$54,279
All Other Fees (3)	$25,000	--
___________________________
(1)
Consist of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in our quarterly reports.  Also includes fees billed for professional services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters and consents) and assisting in responding to SEC comment letters.

(2)	Consist of fees billed for professional services for tax compliance, tax advice and tax planning.
(3)	Consist of fees billed for professional services related to a review of our internal audit function.

Pre-Approval Policies

The audit committee has adopted a policy requiring the pre-approval of all fees paid to our independent registered public accounting firm. All fees paid to our independent registered public accounting firm for services incurred during 2009 were pre-approved in accordance with the committee’s policies. Before an independent registered public accounting firm is engaged to render any service for us or for any of our wholly owned subsidiaries, the proposed services must either be specifically pre-approved by the audit committee or such services must fall within a category of services that are pre-approved by the audit committee without specific case-by-case consideration. Any services in excess of any pre-approved amounts, or any services not described above, require the pre-approval of the audit committee chair, with a review by the audit committee at its next scheduled meeting. The audit committee has determined that the rendering of the non-audit services by Deloitte & Touche LLP during or relating to 2009 was compatible with maintaining such firm’s independence.

PROPOSAL THREE:
APPROVAL OF AN AMENDMENT TO
OUR EMPLOYEE STOCK PURCHASE PLAN

The Board has adopted a resolution recommending that our stockholders approve an amendment to our employee stock purchase plan to increase the number of shares issuable thereunder by an additional 500,000 shares and extend the term of the plan through May 13, 2020.  A copy of the plan, as proposed to be amended and restated, is attached as Appendix A.

We established our employee stock purchase plan in 1997 to give all eligible employees an increased personal interest in our success and progress by encouraging their ownership of common stock. Today, nearly 150 of our employees, or 37.5% of our total employee base, own shares through our employee stock purchase plan.  The Board believes that continued equity ownership promotes our long-term success by aligning the interests of our employees with the interests of our stockholders and providing a direct and demonstrable stake in our success.

The maximum number of shares of common stock subject to the employee stock purchase plan was 500,000 shares upon its original adoption in 1997, which amount was thereafter increased by an additional 65,953 shares.  As of December 31, 2009, there were 48,775 remaining shares of common stock available for future purchase under our employee stock purchase plan.

Summary of Plan

All of our employees are generally eligible to participate in the employee stock purchase plan. An eligible employee enrolls in the plan by authorizing payroll deductions that are used to purchase shares of our common stock. The payroll deduction must be designated as a specific percentage of the individual’s compensation for each payroll period. Participants may change their payroll deductions at any time. A participant may withdraw from the plan, and receive a refund or his or her contributions (without interest), at any time. The aggregate fair market value of all shares of common stock that an employee may purchase under the plan cannot exceed 25% of such employee's cash compensation.

Assuming stockholders approve this proposal, up to an additional 500,000 shares may be issued pursuant to our employee stock purchase plan. The number of shares authorized for issuance under the plan will be adjusted as is equitably required in the event of a share dividend, share split, consolidation of shares or other changes in the our capitalization.

Payroll deductions for each participant and cash dividends paid on such participant’s shares held in the plan are accumulated during the plan’s “offering periods.” Unless the administrator determines otherwise, each offering period lasts three months and offering periods begin on the first day of each calendar quarter. At the end of each three-month offering period, each participant’s account balance, which includes accumulated cash dividends, is applied to acquire shares of common stock at a cost that is calculated at 85.0% of the lower of the average closing price on the New York Stock Exchange on the five consecutive days preceding the first day of the quarter or the five days preceding the last day of the quarter.

Shares that are purchased for each participant are held in a stock account with our transfer agent. As a general rule, shares purchased under the plan must be held for at least one year. After the holding period requirement is satisfied, the participant may withdraw the shares from the account or transfer the shares at any time. Only current employees are eligible to participate in the plan.  If an employee’s employment terminates for any reason other than death or disability, any cash in such participant’s account is promptly paid to the terminated employee.

Administration

Our employee stock purchase plan is administered by the compensation and governance committee and/or the full Board. The administrator is responsible for interpreting the plan and adopting rules and regulations that are necessary or appropriate for the administration of the plan.

The plan may not be amended without stockholder approval to the extent required by the New York Stock Exchange. Generally, under current New York Stock Exchange rules, all material amendments to any equity incentive plan, including those that materially increase the number of shares available and expand the types of awards available or the persons eligible to receive awards, must be approved by stockholders.

Tax Treatment

For federal income tax purposes, the purchase of shares under the employee stock purchase plan is a taxable event to the participants resulting in ordinary income in an amount equal to the difference between the purchase price and the fair market value of the shares received on the date of purchase. We receive a corresponding income tax deduction to the extent of the income so recognized by the participants. A disposition of the shares acquired through the plan would be taxed as capital gain for federal income tax purposes to the extent of any appreciation.

The plan is not qualified under the provisions of Sections 401(a) or 423 of the Internal Revenue Code of 1986 and is not subject to any of ERISA provisions.

The Board recommends a vote FOR this proposal.

OTHER MATTERS

Our management knows of no other matters that may be presented for consideration at the meeting. However, if any other matters properly come before the meeting, it is the intention of the person named in the proxy to vote such proxy in accordance with his judgment on such matters.

STOCKHOLDER PROPOSALS FOR 2011 ANNUAL MEETING

To be considered for inclusion in the 2011 proxy material, stockholder proposals to be presented at the 2011 annual meeting of stockholders must be received by our secretary prior to December 3, 2010. If a stockholder wishes to present a proposal at the 2011 annual meeting, whether or not the proposal is intended to be included in the 2011 proxy material, our bylaws require that the stockholder give advance written notice to our secretary not less than 60 nor more than 90 days prior to the anniversary of this meeting. If a stockholder is permitted to present a proposal at the 2011 annual meeting but the proposal was not included in the 2011 proxy material, the compensation and governance committee has determined that our proxy holder would have the discretionary authority granted by the proxy card to vote on the proposal if the proposal was received after February 16, 2011.

COSTS OF PROXY SOLICITATION

The cost of preparing, assembling and making the proxy material available to our stockholders will be borne by us. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which shares are beneficially owned by others, to send the proxy material to, and to obtain proxies from, such beneficial owners and we will reimburse such holder for their reasonable expenses in doing so. We have retained Broadridge and Wells Fargo Shareowner Services to assist in the process of identifying and contacting stockholders for the purpose of soliciting proxies. The entire expense of these proxy solicitation consulting services is expected to be approximately $10,000.

BY ORDER OF THE BOARD OF DIRECTORS

O. TEMPLE SLOAN, JR.
Chair of the Board of Directors

April 2, 2010

Appendix A

HIGHWOODS PROPERTIES, INC.
AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

Highwoods Properties, Inc. (the "Company") hereby establishes this Amended and Restated Employee Stock Purchase Plan (the "Plan"), to be effective upon approval by the holders of a majority of the outstanding shares of Common Stock at a duly authorized meeting of the Company’s stockholders, granting Eligible Employees of the Company and its Subsidiaries the opportunity to purchase Common Stock of the Company.

NOW, THEREFORE, the Company hereby establishes the Plan, the terms of which are as follows:

SECTION 1
PURPOSE

The purpose of this Plan is to give Eligible Employees of the Company and its Subsidiaries, an opportunity to acquire shares of the Company's Common Stock in order to increase their proprietary interest in the Company's success, to encourage them to remain in the employ of the Company, and to continue to promote the Company's best interests and enhance its long-term performance.

SECTION 2
DEFINITIONS

Wherever used herein, the following words and phrases shall have the meanings stated below unless a different meaning is plainly required by the context:

(a)         "Administrator" means Wells Fargo Shareowner Services or such other third party administrator appointed by the Committee to maintain the records of the Plan and conduct such other duties as may be further described herein.

(b)         "Available Shares" means the aggregate number of shares of Common Stock which may be purchased by Eligible Employees under the Plan, as described in Section 5.

(c)         "Board" means the Board of Directors of the Company.

(d)         "Code" means the Internal Revenue Code of 1986, as amended.

(e)         "Committee" means the Compensation and Governance Committee of the Board to which the Board may delegate its powers with respect to administration of the Plan pursuant to Section 6 hereof.

(f)         "Common Stock" means shares of the common stock of the Company, $.01 par value. Common stock hereunder includes both treasury stock and stock of original issue.

(g)         "Company" means Highwoods Properties, Inc., a Maryland corporation.

(h)         "Compensation" means an Eligible Employee's regular base pay at the rate in effect on the applicable Offering Date and any annual bonus, overtime payment or sales commission, excluding any pre-tax contribution to any medical or retirement plans qualified under Section 125 or 401(k) of the Code.

(i)         "Eligible Employee" means any individual who on any Offering Date is employed by the Company or a Subsidiary on a regular full-time basis. A person shall be considered employed on a regular full-time basis if he or she is customarily employed by the Company or a Subsidiary at least 20 hours per week and is customarily employed for more than five months per calendar year. "Eligible Employee" shall not include any person who would own, immediately after the Option was granted, stock possessing five percent or more of the total combined voting power or value of any class of stock of the Company, or any Subsidiary. For purposes of this subsection 2(i), stock ownership of an individual shall be determined under Section 424(d) of the Code, and stock that the individual may purchase under outstanding Options shall be treated as stock owned by the individual.

(j)         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

(k)         "Exercise Date" means any March 31, June 30, September 30 and December 31 during the term of the Plan.

(l)         "Fair Market Value" of Common Stock as of any date means the average of the closing or last prices of the Common Stock on the New York Stock Exchange or other comparable reporting system for the five consecutive trading days immediately preceding such applicable date.

(m)         "Offering Date" means any January 1, April 1, July 1 and October 1 during the term of the Plan.

(n)         "Offering Period" means the period commencing on an Offering Date hereunder and ending on the next following Exercise Date.

(o)         "Option" means an option granted hereunder which will entitle an Eligible Employee to purchase shares of Common Stock.

(p)         "Option Price" means the lesser of 85% of the Fair Market Value per share of Common Stock as of the applicable Offering Date or 85% of the Fair Market Value per share of Common Stock on the applicable Exercise Date.

(q)         "Plan" means this Highwoods Properties, Inc. Amended and Restated Employee Stock Purchase Plan as set forth herein and as subsequently amended.

(r)         "Purchase Account" means the book entry account maintained by the Company or Administrator to record the funds withheld from each Eligible Employee's payroll for the purchase of Common Stock, to record the shares of Common Stock credited to each Eligible Employee under the Plan and to record dividends credited to an Eligible Employee for use in the Plan pursuant to Section 12.

(s)         "Subsidiary" or "Subsidiaries" means the corporation or corporations meeting the requirements of Section 424(f) of the Code.

SECTION 3
BASIS OF PARTICIPATION AND GRANTING OF OPTIONS

(a)         Each Eligible Employee on any Offering Date, subject to earlier termination of the Plan pursuant to subsection 14(c) hereof, ending with the last Offering Date on which shares of Common Stock are available for grant within the limitation set forth in Section 5, is granted an Option hereunder which will entitle him or her to purchase, at the Option Price per share applicable to such Offering Date, the largest number of shares of Common Stock, including any fraction of a share (computed to at least three decimal places), that may be purchased with the cash balance of the Eligible Employee’s Purchase Account.

(b)         If the number of shares of Common Stock for which Options are granted pursuant to subsection 3(a) exceeds the applicable number set forth in Section 5, then the Options granted under the applicable paragraph to all Eligible Employees shall, in a nondiscriminatory manner which shall be consistent with subsection 14(c), be reduced in proportion to their respective Compensation, and the balance of the Purchase Account of each Eligible Employee shall be returned without interest to each Eligible Employee as soon as practicable.

(c)         Payment for Common Stock purchased under the Option shall be made only by payroll deductions over a designated Offering Period and, in accordance with Section 12, the reinvestment of dividends paid in a designated Offering Period on shares credited to the Eligible Employee’s Purchase Account.

(d)         Each Option under the Plan shall be granted on the condition that (i) a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock subject to such Option has become effective and a copy of the Prospectus has been delivered to the Eligible Employee and (ii) the shares of Common Stock issuable hereunder have been approved for listing by the New York Stock Exchange.

SECTION 4
PURCHASE ACCOUNT

Each Eligible Employee shall notify the Company, on such forms as shall be provided by the Company, at least 21 days before the applicable Offering Date, of the percentage (in whole numbers) of Compensation which the Eligible Employee wishes to have withheld ratably from the Eligible Employee's Compensation during the Offering Period, which percentage may not be less than 1%, or more than 25%.

Each Eligible Employee shall authorize the Company and its Subsidiaries to withhold from the Eligible Employee's after-tax compensation, beginning as soon as practicable following the making of the election described in this Section 4 and continuing throughout the duration of the Offering Period unless terminated sooner under Section 7. All withheld amounts may be used by the Company for general corporate purposes. The Company or Administrator shall maintain a record of each Eligible Employee's funds in the Eligible Employee's Purchase Account. Such funds so accumulated within said Purchase Account may be returned to an Eligible Employee or beneficiary without interest or applied toward the purchase of Common Stock only pursuant to the provisions contained in this Plan.

SECTION 5
MAXIMUM LIMITATIONS

The aggregate number of shares of Common Stock available for grant as Options pursuant to this Plan shall not exceed the sum of 500,000 plus the amount of available shares remaining as of the effective date of this Plan for purchase under the Company’s Amended and Restated Year 2000 Employee Stock Purchase Plan (which was 48,775 as of December 31, 2009), subject to adjustment pursuant to Section 10 hereof. Shares of Common Stock granted pursuant to the Plan may be either authorized but unissued shares or shares now or hereafter held in the treasury of the Company. In the event that any Option granted pursuant to subsection 3(a) expires or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the number of shares of Common Stock theretofore subject to such Option shall again be available for grant as an Option pursuant to subsection 3(a) and shall not reduce the aggregate number of shares of Common Stock available for grant as such Options as set forth in the first sentence of this Section.

SECTION 6
ADMINISTRATION

The Plan shall be administered by the Board, which, to the extent it shall determine, may delegate its powers with respect to the administration of the Plan (except its powers under subsection 14(c)) to the Committee. If the Board chooses to appoint a Committee, references hereinafter to the Board (except in subsection 14(c)) shall be deemed to refer to the Committee. Subject to the express provisions of the Plan, the Board may interpret the Plan, prescribe, amend and rescind rules and regulations relating to it, correct any defect or omission or reconcile any inconsistency in the Plan, determine the terms and provisions of the Options granted hereunder, determine and change the Offering Periods, Offering Dates and Exercise Dates (except as otherwise limited herein) and make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Board on all matters regarding the Plan shall be conclusive. A member of the Board shall only be liable for any action taken or determination made in bad faith.

SECTION 7
TERMS OF OPTIONS

(a)         Each Option shall, unless sooner expired pursuant to subsection 7(b) or (c), be exercised on the Exercise Date for the applicable Offering Period. Each Option not exercised during an Offering Period shall expire on the Exercise Date for the applicable Offering Period.

(b)         An Eligible Employee may at any time at least 21 days before an Exercise Date (or such other date as may be selected by the Committee) terminate the Option in its entirety by written notice of such termination delivered in the manner set forth in subsection 14(i). Such termination shall become effective upon receipt of such notice by the Company. As soon as practical following such notice, all funds then in the Eligible Employee's Purchase Account shall be returned to the Eligible Employee without interest.  Subsequent cash dividends paid on shares held in the Eligible Employee’s Purchase Account will be paid to the Eligible Employee and not retained in such Purchase Account. Such Eligible Employee may again elect to participate in payroll deductions under the Plan on the next Offering Date pursuant to Sections 3 and 4, when, in accordance with Section 12, cash dividends paid on shares held in the Eligible Employee’s Purchase Account will again be credited to such Purchase Account for use pursuant to Section 3(a).

(c)         An Option shall expire on the first to occur of the Exercise Date for the applicable Offering Period and the date that the employment of the Eligible Employee with the Company and its Subsidiaries terminates (as determined by the Board) for any reason, including death or permanent disability (as determined by the Company’s long term disability plan). In the event that the Option expires because of termination of employment, all funds and shares then on deposit in the Eligible Employee's Purchase Account shall be returned without interest to the Eligible Employee (or his or her estate or the beneficiary designated pursuant to Section 9(b)) and the Eligible Employee's Purchase Account closed.

SECTION 8
MANNER OF EXERCISE OF OPTIONS AND PAYMENT FOR COMMON STOCK

 (a)         Except as provided in subsection 7(b) or (c), each Eligible Employee's Option shall be exercised automatically on the Exercise Date of each Offering Period, and the maximum number of shares of Common Stock, including fractional shares, will be purchased by the Administrator for each Eligible Employee with the entire proceeds of each Eligible Employee's Purchase Account. The Common Stock purchased under this Section 8 may be either treasury stock or stock of original issue, in the discretion and at the direction of the Company.

(b)         Upon the written request of an Eligible Employee following any Offering Period, the Administrator shall deliver (or cause to be delivered) to such Eligible Employee: (i) a certificate for up to all of the whole shares purchased under subsection 8(a) and then retained in the Eligible Employee’s Purchase Account (as adjusted pursuant to Section 10), and (ii) the cash value of any fraction of a share (based on the Fair Market Value of the common Stock as of the date such request is delivered) remaining in such Purchase Account requested to be withdrawn.  Shares to be delivered to an Eligible Employee under the Plan will be registered in the name of the Eligible Employee or, at the election of the Eligible Employee, in the name of the Eligible Employee and his or her spouse as joint tenants with rights of survivorship.  Any remaining shares in such Eligible Employee's Purchase Account will continue to be credited to such Eligible Employee's Purchase Account and cash dividends paid thereon will be credited to such Purchase Account without interest in accordance with Section 12.

(c)         Subsection 8(b) notwithstanding, an Eligible Employee may not withdraw any share purchased under this Plan until the date that is twelve months from the Exercise Date on which such share was purchased, except pursuant to subsection 7(c) upon the Eligible Employee’s death, permanent disability or other termination of employment.

(d)         Subject to Section 12, an Eligible Employee may not make additional cash payments into such Eligible Employee's Purchase Account.

SECTION 9
PROHIBITION OF TRANSFER AND DESIGNATION OF BENEFICIARY

(a)         No Option may be transferred, assigned, pledged, or hypothecated (whether by operation of law or otherwise), and no Option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an Option, or levy of attachment or similar process upon the Option not specifically permitted herein shall be null and void and without effect. An Option may be exercised only by the Eligible Employee during his or her lifetime.

(b)         Each Eligible Employee may file a written designation of beneficiary who is to receive any stock or cash held in the Eligible Employee’s Purchase Account in the event that such Eligible Employee dies.

SECTION 10
ADJUSTMENT PROVISIONS

The aggregate number of shares of Common Stock with respect to which Options may be granted, the aggregate number of shares of Common Stock subject to each outstanding Option, the Option Price per share of each Option and the number of shares in each Purchase Account may all be appropriately adjusted as the Board may determine for any increase or decrease in the number of shares of issued Common Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or the payment of a share dividend or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by the Company. Adjustments under this Section 10 shall be made according to the sole discretion of the Board, and its decision shall be binding and conclusive.

SECTION 11
DISSOLUTION, MERGER AND CONSOLIDATION

In the event of (i) the adoption of a plan of merger, consolidation, share exchange or similar transaction of the Company with any other corporation as a result of which the holders of the Common Stock of the Company in the aggregate would receive less than 50% of the voting capital stock of the surviving or resulting corporation; (ii) the approval by the Board of an agreement providing for the sale or transfer (other than as security for obligations of the Company) by the Company of a majority of the stock of a significant subsidiary of the Company or substantially all of the assets of the Company or of a significant subsidiary of the Company; (iii) the acquisition of more than 20% of the Company's voting capital stock by any person within the meaning of Section 13(d)(3) of the Exchange Act, other than a person, or group including a person, who beneficially owned, as of the most recent Offering Date, more than 5% of the Company's securities, in the absence of a prior expression of approval of the Board; (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (v) any other change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act, then any Option granted hereunder during the then-current Option Period shall remain exercisable until the Exercise Date of the then-current Option Period, subject to all of the terms hereof not inconsistent with this Section 11.

Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Company or the consummation of a merger or consolidation in which the stockholders of the Company receive less than 50% of the voting capital stock of the surviving or resulting corporation, each Option granted under the Plan shall terminate, but the Eligible Employee shall have the right, following the adoption of a plan of dissolution or liquidation or a plan of merger or consolidation and in any event prior to such dissolution, liquidation, merger or consolidation, to exercise his Option to purchase Common Stock on the Exercise Date of the then-current Offering Period, subject to all of the other terms hereof not inconsistent with this Section 11.

The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or to dissolve, liquidate or sell, or transfer all or any part of the business or assets.

SECTION 12
DIVIDENDS AND INTEREST

(a)         During any period in which an Eligible Employee is participating in the Plan through payroll deductions, but only during such period, cash dividends paid on shares (including any fraction of a share) held in an Eligible Employee’s Purchase Account will be credited to such Eligible Employee’s Purchase Account and used in addition to such payroll deductions to purchase shares of Common Stock on the Exercise Date.  Adjustments made pursuant to Section 10 will be credited to the Purchase Account of the Eligible Employee.  Dividends paid in property other than cash or shares of Common Stock will be distributed to an Eligible Employee as soon as practicable.  No dividends will be earned on a share in an Eligible Employee’s Purchase Account until the dividend payment for the first dividend record date that follows the purchase date of such share.

(b)         No interest will accrue on or be payable with respect to cash dividends held in an Eligible Employee’s Purchase Account.

SECTION 13
LIMITATION ON OPTIONS

Notwithstanding any other provisions of the Plan:

(a)         All Eligible Employees shall have the same rights and privileges under the Plan, except that the amount of Common Stock which may be purchased under Options granted pursuant to Section 3, shall bear a uniform relationship to the Compensation of Eligible Employees. All rules and determinations of the Board in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances.

(b)         The term of said Plan shall be for a period of 10 years commencing on the effective date and ending on the 10th anniversary of such effective date unless terminated earlier by the exhaustion of the Available Shares pursuant to Section 3 or 5 or as provided in subsection 14(c).

(c)         As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent that, at the time of any such exercise, the shares are being purchased only for an investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such representation is required by any applicable provisions of law.

SECTION 14
MISCELLANEOUS

(a)         Legal and Other Requirements. The obligations of the Company to sell and deliver Common Stock under the Plan shall be subject to all applicable foreign or domestic laws, regulations, rules and approvals, including, but not by way of limitation, the effectiveness of a registration statement under the Securities Act and the requirements of any stock exchange upon which the shares of Common Stock may be listed if deemed necessary or appropriate by the Company. Certificates for shares of Common Stock issued hereunder may include a restricted legend as the Board shall deem appropriate.

(b)         No Obligation to Exercise Options. The granting of an Option shall impose no obligation upon an Eligible Employee to exercise such Option unless such Eligible Employee affirmatively elects to purchase Common Stock through payroll withholding as described in Section 4.

(c)         Termination and Amendment of Plan. The Board may from time to time alter, amend or suspend the Plan or any Option granted hereunder or may at any time terminate the Plan, except that it may not materially and adversely affect any outstanding Option without the consent of the holder thereof.

(d)         Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

(e)         Withholding Taxes. Upon the exercise of any Option under the Plan, the Company shall have the right to require the Eligible Employee to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for shares of Common Stock.

(f)         Right to Terminate Employment. Nothing in the Plan or any agreement entered into pursuant to the Plan shall confer upon any Eligible Employee the right to continue in the employment of the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate the employment of such Eligible Employee.

(g)         Rights as a Stockholder. No Eligible Employee shall have any right as a stockholder with respect to shares covered by an Option unless and until such Option has been exercised.

(h)         Leaves of Absence and Disability. The Board shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by or disability of any Eligible Employee. Without limiting the generality of the foregoing, the Board shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and (ii) the impact, if any, of any such leave of absence on Options under the Plan theretofore granted to any Eligible Employee who takes such leave of absence.

(i)         Notices. Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered on the date it is personally delivered, or the date that is three business days after it is sent by registered or certified mail, postage prepaid, to the Company’s Director of Human Resources, at the Company’s principal office at 3100 Smoketree Court, Suite 600, Raleigh, NC 27604; and shall be deemed delivered to an Eligible Employee (i) on the date it is personally delivered to him or her or (ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him or her at the last address shown for him or her on the records of the Company or of any Subsidiary.

(j)         Applicable Law. All questions pertaining to the validity, construction and administration of the Plan and Options granted hereunder shall be determined in conformity with the laws of the state of Maryland.

*** Exercise Your *Right* to Vote ***

IMPORTANT NOTICE Regarding the Availability of Proxy Materials

HIGHWOODS PROPERTIES, INC.

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 02, 2010
Date: May 13, 2010 **Time:** 11:00 AM EST
Location: Highwoods Properties
3100 Smoketree Court, Suite 20
Raleigh, NC 27604
Phone: 919-872-4924

BARCODE

Highwoods PROPERTIES
3100 SMOKETREE COURT - SUITE 600
RALEIGH, NC 27604-1051

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
12
15

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

See the reverse side of this notice to obtain proxy materials and voting instructions.

Broadridge Internal Use Only
Job #
Envelope #
Sequence #
of # Sequence

0000049940_1 R2.09.05.010

— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement 2. Form 10-K

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Internal Use Only

Voting items

The Board of Directors recommends that you vote FOR the following:

1. Election of Directors

Nominees

01 Gene H. Anderson 02 Edward J. Fritsch 03 David J. Hartzell 04 Lawrence S. Kaplan 05 Sherry A. Kellett
06 L. Glenn Orr, Jr.

The Board of Directors recommends you vote FOR the following proposal(s):

2 RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

3 APPROVAL OF AN AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN.

NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IN HIS DISCRETION, THE PROXY IS ALSO AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ELECTION OF ALL NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS TWO AND THREE.

BARCODE

→ 0000 0000 0000

Broadridge Internal Use Only
xxxxxxxxxx
xxxxxxxxxx
Cusip
Job #
Envelope #
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of # Sequence

0000049940_3 R2.09.05.010

Reserved for Broadridge Internal Control Information

NAME	
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

0000049940_4 R2.09.05.010

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

Broadridge Internal Use Only

Job #
Envelope #
Sequence #
of # Sequence

Highwoods PROPERTIES

3100 SMOKETREE COURT - SUITE 600
RALEIGH, NC 27604-1051

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 1 1 OF 2

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CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends that you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Gene H. Anderson 02 Edward J. Fritsch 03 David J. Hartzell 04 Lawrence S. Kaplan 05 Sherry A. Kellett
06 L. Glenn Orr, Jr.

02 0000000000

The Board of Directors recommends you vote FOR the following proposal(s):

	For	Against	Abstain
2 RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.	☐	☐	☐
3 APPROVAL OF AN AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN.	☐	☐	☐

NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IN HIS DISCRETION, THE PROXY IS ALSO AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ELECTION OF ALL NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS TWO AND THREE.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000049941_1 R2.09.05.010

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

HIGHWOODS PROPERTIES, INC.

PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2010

The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Highwoods Properties, Inc. (the "Company") to be held on May 13, 2010, and the Proxy Statement in connection therewith; (b) appoints Edward J. Fritsch and Jeffrey D. Miller, and each of them, as Proxy (the "Proxy") with the power to appoint a substitute; and (c) authorizes the Proxy to represent and vote, as designated on the reverse, all shares of Common Stock of the Company, held of record by the undersigned on March 2, 2010, at such Annual Meeting and at any adjournment(s) thereof.

Please mark, date and sign this proxy and return promptly in the enclosed envelope so as to ensure a quorum at the meeting. This is important whether few or many shares are owned. Delay in returning your proxy may subject the Company to additional expense.

Continued and to be signed on reverse side

0000049941_2 R2.09.05.010